Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        FIRST DECATUR BANCSHARES, INC.,

                       BANKILLINOIS FINANCIAL CORPORATION

                                      AND

                            MAIN STREET TRUST, INC.

                               August 12, 1999

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ARTICLE 1
DEFINITIONS                                                                    1
Section 1.1    Definitions                                                     1
Section 1.2    Principles of Construction                                      5

ARTICLE 2
THE MERGER                                                                     6
Section 2.1    Manner of Merger                                                6
Section 2.2    Effect of Merger                                                6
Section 2.3    Amended and Restated Articles of Incorporation                  7
Section 2.4    Bylaws                                                          7
Section 2.5    Directors and Officers                                          7
Section 2.6    FDB's Deliveries at Closing                                     7
Section 2.7    BIF's Deliveries at Closing                                     8
Section 2.8    Newco's Deliveries at Closing                                   9
Section 2.9    Closing; Effective Time                                        10
Section 2.10   Confirming Due Diligence                                       10

ARTICLE 3
TREATMENT OF SHARES                                                           11
Section 3.1    Treatment of Newco, FDB and BIF Common Stock                   11
Section 3.2    Exchange Ratios                                                11
Section 3.3    Steps of Transaction                                           12
Section 3.4    Tax Free Reorganization                                        14
Section 3.5    Dissenting Shares                                              14
Section 3.6    Options                                                        14

ARTICLE 4
REPRESENTATIONS AND WARRANTIES BY BIF                                         15
Section 4.1    BIF Organization                                               15
Section 4.2    BIF Capitalization                                             16
Section 4.3    Subsidiary Organization                                        16
Section 4.4    Subsidiary Capitalization                                      17
Section 4.5    Authorization                                                  17
Section 4.6    Litigation and Regulatory Matters                              17
Section 4.7    Insurance                                                      18
Section 4.8    Defaults Under Agreements                                      18
Section 4.9    Financial Statements and Reports                               18
Section 4.10   Properties, Contracts, Benefit Plans and Other Agreements      19
Section 4.11   Disclosures                                                    20
Section 4.12   Effect of Agreement                                            20
Section 4.13   Books and Records                                              21

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Section 4.14   Taxes                                                          21
Section 4.15   Title to Properties                                            21
Section 4.16   Brokerage Commissions                                          22
Section 4.17   Certificate of Incorporation, Charter and Bylaws               22
Section 4.18   Interim Events                                                 22
Section 4.19   Regulatory Filings                                             23
Section 4.20   Compliance with Applicable Law                                 24
Section 4.21   Compliance With ERISA                                          24
Section 4.22   Compliance With Environmental Laws                             24
Section 4.23   Trust Administration                                           25
Section 4.24   Loan Loss Reserve                                              25
Section 4.25   Year 2000                                                      25
Section 4.26   Approval Delays                                                26

ARTICLE 5
REPRESENTATIONS AND WARRANTIES BY FDB                                         26
Section 5.1    FDB Organization                                               26
Section 5.2    FDB Capitalization                                             26
Section 5.3    Subsidiary Organization                                        27
Section 5.4    Subsidiary Capitalization                                      27
Section 5.5    Authorization                                                  28
Section 5.6    Litigation and Regulatory Matters                              28
Section 5.7    Insurance                                                      29
Section 5.8    Defaults Under Agreements                                      29
Section 5.9    Financial Statements and Reports                               29
Section 5.10   Properties, Contracts, Benefit Plans and Other Agreements      30
Section 5.11   Disclosures                                                    31
Section 5.12   Effect of Agreement                                            31
Section 5.13   Books and Records                                              32
Section 5.14   Taxes                                                          32
Section 5.15   Title to Properties                                            32
Section 5.16   Brokerage Commissions                                          33
Section 5.17   Certificate of Incorporation and Bylaws                        33
Section 5.18   Interim Events                                                 33
Section 5.19   Regulatory Filings                                             34
Section 5.20   Compliance with Applicable Law                                 35
Section 5.21   Compliance With ERISA                                          35
Section 5.22   Compliance With Environmental Laws                             35
Section 5.23   Trust Administration                                           36
Section 5.24   Loan Loss Reserve                                              36
Section 5.25   Year 2000                                                      36

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Section 5.26   Approval Delays                                                36

ARTICLE 6
COVENANTS OF BIF                                                              36
Section 6.1    Information, Access Thereto, Confidentiality                   36
Section 6.2    Carry on in Regular Course                                     37
Section 6.3    Subsequent BIF Financial Statements                            39
Section 6.4    Stockholders' Meeting                                          39
Section 6.5    BIF Affiliate Undertaking                                      40
Section 6.6    Dividends                                                      40
Section 6.7    Environmental Matters                                          40
Section 6.8    Advice of Changes                                              41
Section 6.9    Exclusivity                                                    41
Section 6.10   Information Provided to FDB                                    42
Section 6.11   Reasonable Efforts                                             42
Section 6.12   Termination of BIF Rights Agreement                            42
Section 6.13   TIA Agreement                                                  42

ARTICLE 7
COVENANTS OF FDB                                                              42
Section 7.1    Information, Access Thereto, Confidentiality                   42
Section 7.2    Carry on in Regular Course                                     43
Section 7.3    Subsequent FDB Financial Statements                            45
Section 7.4    Stockholders' Meeting                                          45
Section 7.5    FDB Affiliate Undertaking                                      46
Section 7.6    Dividends                                                      46
Section 7.7    Environmental Matters                                          46
Section 7.8    Advice of Changes                                              47
Section 7.9    Exclusivity                                                    47
Section 7.10   Information Provided to BIF                                    48
Section 7.11   Reasonable Efforts                                             48

ARTICLE 8
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BIF                                48
Section 8.1    Representations and Warranties True at Effective Time          48
Section 8.2    Compliance With Agreement                                      49
Section 8.3    Opinion of Counsel for FDB                                     49
Section 8.4    Proceedings and Documents Satisfactory                         49
Section 8.5    Statutory Requirements                                         49
Section 8.6    Litigation                                                     49
Section 8.7    Accuracy of Financial Statements                               49
Section 8.8    Absence of Certain Changes or Events                           49

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Section 8.9    Consents and Approvals                                         49
Section 8.10   Accrual of Costs                                               50
Section 8.11   Loan Loss Reserve                                              50
Section 8.12   Fairness Opinion                                               50
Section 8.13   Employment Agreements                                          50
Section 8.14   Environmental Reports                                          50

ARTICLE 9
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF FDB                                51
Section 9.1    Representations and Warranties True at Effective Time          51
Section 9.2    Compliance With Agreement                                      51
Section 9.3    Opinion of Counsel for BIF                                     51
Section 9.4    Proceedings and Documents Satisfactory                         51
Section 9.5    Statutory Requirements                                         51
Section 9.6    Litigation                                                     51
Section 9.7    Accuracy of Financial Statements                               52
Section 9.8    Absence of Certain Changes or Events                           52
Section 9.9    Consents and Approvals                                         52
Section 9.10   Accrual of Costs                                               52
Section 9.11   Loan Loss Reserve                                              52
Section 9.12   Fairness Opinion                                               52
Section 9.13   Employment Agreements                                          53
Section 9.14   Environmental Reports                                          53

ARTICLE 10
CONDITIONS PRECEDENT TO OBLIGATIONS OF BOTH PARTIES                           53
Section 10.1   Registration Statement                                         53
Section 10.2   Other Approvals                                                53
Section 10.3   Orders, Decrees and Judgments                                  53
Section 10.4   Regulatory Approvals                                           53
Section 10.5   Tax Opinion                                                    54
Section 10.6   Pooling Letter                                                 54

ARTICLE 11
ADDITIONAL COVENANTS OF THE PARTIES                                           54
Section 11.1   SEC Registration                                               54
Section 11.2   Cooperation                                                    54
Section 11.3   Customer and Employee Relationships                            54
Section 11.4   Pooling Treatment                                              55
Section 11.5   Expenses                                                       55
Section 11.6   Publicity                                                      55
Section 11.7   Newco Employee Benefits                                        55

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Section 11.8   Director and Officer Liability Coverage                        55
Section 11.9   Actions by Newco                                               56
Section 11.10  Employment Agreement                                           56

ARTICLE 12
REGULATORY APPROVALS                                                          56
Section 12.1   Initial Filings                                                56
Section 12.2   Necessary Approvals                                            56

ARTICLE 13
TERMINATION AND ABANDONMENT                                                   57
Section 13.1   Termination of Agreement                                       57
Section 13.2   Effect of Termination or Abandonment                           59
Section 13.3   Payments to FDB                                                59
Section 13.4   Payments to BIF                                                60
Section 13.5   Special Termination Fees                                       60

ARTICLE 14
MISCELLANEOUS                                                                 61
Section 14.1   Governing Law                                                  61
Section 14.2   Assignment                                                     62
Section 14.3   Amendment and Modification                                     62
Section 14.4   Notices                                                        62
Section 14.5   Headings                                                       63
Section 14.6   Entire Agreement                                               64
Section 14.7   Severability                                                   64
Section 14.8   Further Instruments                                            64
Section 14.9   Counterparts                                                   64
Section 14.10  All Reasonable Efforts                                         64
Section 14.11  Survival of Representations and Warranties                     65
Section 14.12  No Third Party Beneficiaries                                   65

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LIST OF EXHIBITS

     Exhibit A Amended and Restated Articles of
               Incorporation of Newco
     Exhibit B Bylaws of Newco
     Exhibit C List of Directors and Executive Officers of Newco
     Exhibit D Form of Opinion of Counsel to FDB
     Exhibit E Form of Opinion of Counsel to BIF
     Exhibit F Form of Exchange Agent Agreement
     Exhibit G Form of Affiliate Undertaking
     Exhibit H FDB Employment Agreement Amendments
     Exhibit I BIF Employment Agreements Amendments
     Exhibit J Newco Employment Agreement

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LIST OF SCHEDULES

          Schedule 4.1        BIF Organization
          Schedule 4.2        BIF Capitalization
          Schedule 4.3        Subsidiary Organization
          Schedule 4.6        BIF Litigation and Regulatory Matters
          Schedule 4.7        BIF Insurance
          Schedule 4.9        BIF Financial Statements and Reports
          Schedule 4.10 BIF Properties, Contracts, Benefit Plans and Other Agreements
          Schedule 4.14       BIF Taxes
          Schedule 4.15       BIF Encumbrances and Liens
          Schedule 4.16       Keefe Bruyette & Woods, Inc. Engagement Letter
          Schedule 4.17 Certificate or Articles of Incorporation of BIF and TIA Corp, BKI Charter and Bylaws of BIF, TIA Corp and BKI
          Schedule 4.18       BIF Interim Events
          Schedule 4.19       FDB SEC Filings
          Schedule 4.25       BIF Year 2000 Plans
          Schedule 5.1        FDB Organization
          Schedule 5.2        Subsidiary Capitalization
          Schedule 5.3        FNB Organization
          Schedule 5.6        FDB Litigation and Regulatory Matters
          Schedule 5.7        FDB Insurance
          Schedule 5.9        FDB Financial Statements and Reports
          Schedule 5.10       FDB Properties, Contracts, Benefit Plans and
                              Other Agreements
          Schedule 5.14       FDB Taxes
          Schedule 5.15       FDB Encumbrances and Liens
          Schedule 5.16       ABN AMRO Engagement Letter
          Schedule 5.17       Certificate of Incorporation of FDB and
                              FirsTech, FNB Articles of Association, First Trust Charter and Bylaws of FDB, FirsTech, FNB and First Trust
          Schedule 5.18       FDB Interim Events
          Schedule 5.19       FDB SEC Filings
          Schedule 5.25       FDB Year 2000 Plans

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AGREEMENT AND PLAN OF MERGER
     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of this 12th day of August, 1999, among FIRST DECATUR BANCSHARES, INC., a Delaware corporation ("FDB"), BANKILLINOIS FINANCIAL CORPORATION, a Delaware corporation ("BIF"), and MAIN STREET TRUST, INC., an Illinois corporation ("Newco").

RECITALS
     A. FDB and BIF each desire to merge with and into Newco (the "Merger") with Newco as the resulting corporation (the "Resulting Corporation").

     B. Pursuant to the terms of this Agreement, each outstanding share of the common stock of FDB, $0.01 par value per share ("FDB Common Stock"), and each outstanding share of the common stock of BIF, $0.01 par value per share ("BIF Common Stock"), shall be converted into the right to receive and be exchangeable for the number of shares of the common stock of Newco, $0.01 par value per share ("Newco Common Stock"), provided for herein at the time of the closing of the Merger (the "Closing").

AGREEMENTS
In consideration of the mutual covenants, representations and warranties contained herein, the parties agree as follows:

ARTICLE 1
DEFINITIONS
Section 1.1 Definitions. The following terms, when used herein and unless the context clearly requires otherwise, shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" shall have the meaning provided in Rule 144 promulgated under the Securities Act.

     "Agreement" shall mean this Agreement and Plan of Merger.

     "Articles of Merger" shall mean the articles of merger filed by FDB, BIF and Newco with the Secretary of State of the State of Illinois pursuant to
Section 2.9(b).

     "BCA" shall mean the Illinois Business Corporation Act of 1983, as amended.

     "BHCA" shall mean the federal Bank Holding Company Act of 1956, as amended.

     "BIF" shall mean BankIllinois Financial Corporation, a Delaware corporation.

     "BIF Common Stock" shall mean the common stock of BIF, $0.01 par value per share.

     "BIF Employee Benefit Plans" shall have the meaning provided in Section 4.10(d).

     "BIF Exchange Ratio" shall have the meaning provided in Section 3.2(a).

     "BIF Exchange Shares" shall have the meaning provided in Section 3.2(a).

     "BIF Financial Statements" shall have the meaning provided in Section
4.9.

     "BIF Subsidiary" shall mean any Subsidiary of BIF.

     "BIF Transactional Expenses" shall mean all fees and expenses of attorneys, accountants, consultants, financial advisors and other professional advisors incurred by BIF in connection with this Agreement and the transactions contemplated hereby, BIF's costs of preparing, printing and mailing the Proxy Statement-Prospectus, and all other non-payroll related costs and expenses owed or paid by BIF to third parties in connection with this Agreement and the transactions contemplated hereby.

     "BKI" shall mean BankIllinois, an Illinois state bank with its main office located in Champaign, Illinois, and a wholly-owned Subsidiary of BIF.

     "Blue Sky Laws" shall mean the securities or blue sky laws of the various states and all regulations promulgated thereunder.

     "Business Day" shall mean any day on which the trading of stocks occurs on the New York Stock Exchange.

     "Call Report" shall mean the Consolidated Report of Condition and Income of a bank.

     "Certificate" shall mean a stock certificate representing an outstanding share or outstanding shares of either FDB Common Stock or BIF Common Stock.

"Closing" shall mean the closing of the Merger and all other transactions contemplated by this Agreement.

     "Closing Date" shall mean the day the Closing occurs.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

     "Commissioner" shall mean the Commissioner of the Office of Banks and Real Estate of the State of Illinois.

     "Competing BIF Proposal" shall have the meaning provided in Section 6.9.

     "Competing FDB Proposal" shall have the meaning provided in Section 7.9.

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     "Delaware Code" shall mean the General Corporation Law of the State of
Delaware, as amended.

     "Dissenting Shares" shall have the meaning set forth in Section 3.5.

     "Effective Time" shall have the meaning provided in Section 2.9(b).

     "Environmental Laws" shall mean those statutes, regulations, rules, ordinances, orders, restrictions and requirements relating to the protection of the environment described in Section 4.22.

     "Environmental Report" shall have the meaning set forth in Section 6.7.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean with respect to FDB or BIF, any person (as defined in Section 3(9) of ERISA) which together with FDB or BIF, respectively, or any of its respective Subsidiaries would be a member of the same "controlled group" within the meaning of Section 414(b), (m), (c) and
(o) of the Code.

     "Exchange Agent" shall have the meaning provided in Section 3.3(a).

     "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System.

     "FDB" shall mean First Decatur Bancshares, Inc., a Delaware corporation.

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     "FDB Common Stock" shall mean the common stock of FDB, $0.01 par value per share.

     "FDB Employee Benefit Plans" shall have the meaning provided in Section 5.10(d).

     "FDB Exchange Ratio" shall have the meaning provided in Section 3.2(a).

     "FDB Exchange Shares" shall have the meaning provided in Section 3.2(a).

     "FDB Financial Statements" shall have the meaning provided in Section
5.9.

     "FDB Subsidiary" shall mean any Subsidiary of FDB.

     "FDB Transactional Expenses" shall mean all fees and expenses of attorneys, accountants, consultants, financial advisors and other professional advisors incurred by FDB in connection with this Agreement and the transactions contemplated hereby, FDB's costs of preparing, printing and mailing the Proxy Statement-Prospectus, and all other non-payroll related costs and expenses owed or paid by FDB to third parties in connection with this Agreement and the transactions contemplated hereby.

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     "FirsTech" shall mean FirsTech, Inc., a Delaware corporation, and a wholly-owned Subsidiary of FDB.

     "First Trust" shall mean the First Trust Bank of Shelbyville, an Illinois state bank with its main office located in Shelbyville, Illinois, and a wholly-owned Subsidiary of FDB.

     "FNB" shall mean The First National Bank of Decatur, a national banking association with its main office located in Decatur, Illinois, and a wholly-owned Subsidiary of FDB.

     "Illinois Act" shall mean the Illinois Bank Holding Company Act of 1957, as amended.

     "IRS" shall mean the United States Internal Revenue Service.

     "Letter of Transmittal" shall have the meaning set forth in Section 3.3.

     "Material Adverse Effect" or "Material Adverse Change" with respect to a Person (other than an individual) means a material adverse effect on or material adverse change in the consolidated financial condition, assets or business of such Person and its Subsidiaries, if any, but not including the effect of any change of law, rule or regulation or economic event affecting financial institutions generally.

     "Merger" shall mean the merger of FDB and BIF with and into Newco.

     "Merging Corporations" shall collectively mean FDB, BIF and Newco.

     "Newco Common Stock" shall mean the common stock of Newco, $0.01 par value per share.

     "OCC" shall mean the Office of the Comptroller of the Currency.

     "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Proxy Statement-Prospectus" shall have the meaning provided in Section
11.1.

     "Registration Statement" shall have the meaning provided in Section
11.1.

     "Resulting Corporation" shall mean Newco, the corporation resulting from the merger of FDB and BIF with and into Newco.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Subsequent BIF Financial Statements" shall have the meaning provided in
Section 6.3.

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     "Subsequent FDB Financial Statements" shall have the meaning provided in
Section 7.3.

     "Subsidiary" shall mean, as to any Person: (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a fifty percent (50%) equity interest at the time.

     "Superior BIF Proposal" shall have the meaning provided in Section
13.1(g).

     "Superior FDB Proposal" shall have the meaning provided in Section
13.1(h).

     "Termination Date" shall mean July 1, 2000, or such later date as shall have been agreed to in writing by the parties.

     "TIA Agreement" shall mean that certain Asset Purchase Agreement between BKI and Trust and Investment Advisors, Inc. providing for the acquisition by BKI or TIA Corp, as BKI's assignee, of certain assets which it will utilize in establishing and maintaining an investment advisory business.

     "TIA Corp" shall mean TIA Acquisition Corporation, an Indiana corporation and a wholly-owned subsidiary of BIF.

     "Unsolicited BIF Proposal" shall have the meaning provided in Section
6.9.

     "Unsolicited FDB Proposal" shall have the meaning provided in Section
7.9.

     Section 1.2 Principles of Construction. (a) In this Agreement, unless otherwise stated or the context otherwise requires, the following uses apply: (i) actions permitted under this Agreement may be taken at any time and from time to time in the actor's sole discretion; (ii) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or successor, as in effect at the relevant time; (iii) in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding"; (iv) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (v) indications of time of day mean Decatur, Illinois time;
(vi) "including" means "including, but not limited to"; (vii) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified; (viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances require; and (ix) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement

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nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions.

     (b) The Book of Schedules of each of FDB and BIF referred to in this Agreement shall consist of the information, agreements and other documentation described and referred to in this Agreement as being included in the Book of Schedules with respect to such party, which Book of Schedules were delivered by each of FDB and BIF to the other not less than five (5) Business Days before the date of this Agreement. Disclosure of any fact or item in any Schedule or Exhibit hereto referenced by a particular paragraph or section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section whether or not an explicit cross-reference appears.

     (c) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States consistent with those used in the preparation of the most recent audited consolidated financial statements of FDB or BIF, as the case may be.

ARTICLE 2
THE MERGER
     Section 2.1 Manner of Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined below), FDB and BIF shall be merged with and into Newco pursuant to the provisions of, and with the effect provided in the BCA, and Newco shall be the corporation resulting from such merger. As a result of the Merger, each share of FDB Common Stock issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares held by FDB stockholders or as otherwise provided herein, and each share of BIF Common Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares held by BIF stockholders or as otherwise provided herein, will be converted into the right to receive the number of shares of Newco Common Stock in accordance with the FDB Exchange Ratio and the BIF Exchange Ratio, respectively, set forth in Section 3.2(a).

     Section 2.2 Effect of Merger. (a) At the Effective Time, BIF and FDB shall be merged with and into Newco and Newco Corp shall be the Surviving Corporation. BFI, FDB and Newco are sometimes referred to collectively herein as the "Merging Corporations."

     (b) Without limiting the generality of the foregoing, at the Effective Time, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, as of a public or a private nature, of each of the Merging Corporations, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Merging Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in any of such corporations shall not revert or be in

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any way impaired by reason of the Merger.  Upon the terms and subject to the conditions of this Agreement, the Surviving Corporation shall assume and thenceforth be responsible and liable for all the liabilities and obligations (including all obligations of indemnification, if any) of each of the Merging Corporations, and any claim existing or action or proceeding pending by or against any of the Merging Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither rights of creditors nor any liens upon the property of any of the Merging Corporations shall be impaired by the Merger.

     Section 2.3 Amended and Restated Articles of Incorporation. At the Effective Time, an amendment and restatement of the articles of incorporation of Newco substantially in the form attached as Exhibit A shall be filed with the Secretary of State of the State of Illinois, and such amended and restated articles of incorporation shall thereafter represent the articles of incorporation of the Resulting Corporation until amended as provided by law.

     Section 2.4 Bylaws. The bylaws of Newco, in the form attached as Exhibit B, shall be the bylaws of the Resulting Corporation until amended as provided by law.

     Section 2.5 Directors and Officers. From and after the Effective Time, the directors and executive officers of the Resulting Corporation shall be as set forth in Exhibit C, with the directors divided into Class I and Class II of four (4) members each, and Class III of five (5) members. Such directors and executive officers shall serve until their successors shall have been elected or appointed and shall have qualified in accordance with the BCA and the articles of incorporation and bylaws of the Resulting Corporation.

     Section 2.6 FDB's Deliveries at Closing. At the Closing, FDB shall deliver, or cause to be delivered to BIF the following items:

     (a) a good standing certificate for each of FDB and FirsTech, in each case issued by the Secretary of State of each of the States of Delaware and Illinois and dated in not more than fifteen (15) Business Days prior to the Closing Date, as defined below;

     (b) a good standing certificate for FNB issued by the OCC and dated not more than fifteen (15) Business Days prior to the Closing Date;

     (c) a good standing certificate for First Trust issued by the Commissioner and dated not more than fifteen (15) Business Days prior to the Closing Date;

     (d) a copy of the certificate of incorporation of each of FDB and FirsTech, in each case certified not more than fifteen (15) Business Days prior to the Closing Date by the Secretary of State of the State of Delaware;

     (e) a copy of the articles of association of FNB certified not more that fifteen (15) Business Days prior to the Closing Date by the OCC;

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     (f)  a copy of the charter of First Trust certified not more that fifteen (15) Business Days prior to the Closing Date by the Commissioner;

     (g) a certificate of the Secretary or any Assistant Secretary of each of FDB and FirsTech, in each case dated the Closing Date and certifying a copy of their respective bylaws;

     (h) a certificate of the Cashier or any Assistant Cashier of each of FNB and First Trust, in each case dated the Closing Date and certifying a copy of their respective bylaws;

     (i) copies of resolutions of the board of directors of FDB authorizing and approving this Agreement and the consummation of the transactions contemplated hereby, certified as of the Closing Date by the Secretary or any Assistant Secretary of FDB;

     (j)  the certificates contemplated by Section 8.1 and Section 8.2;

     (k) a list of FDB's stockholders as of the Closing Date certified by the Secretary or any Assistant Secretary of FDB;

     (l) a legal opinion of FDB's counsel, Howard & Howard Attorneys, P.C., dated the Closing Date to the effect set forth in Exhibit D attached hereto; and

     (m) such other documents as BIF or its counsel shall reasonably request.

     Section 2.7 BIF's Deliveries at Closing. At the Closing, BIF shall deliver, or cause to be delivered to FDB the following items:

     (a) a good standing certificate for BIF issued by the Secretary of State of the States of Delaware and Illinois, and a good standing certificate for TIA Corp issued by the Secretary of State of the States of Indiana and Illinois, in each case dated not more than fifteen (15) Business Days prior to the Closing Date;

     (b) a good standing certificate for BKI, issued by the Commissioner and dated not more than fifteen (15) Business Days prior to the Closing Date;

     (c) a copy of the certificate or articles of incorporation, as the case may be, of each of BIF and TIA Corp, in each case certified not more than fifteen (15) Business Days prior to the Closing Date by the Secretary of State of the States of Delaware and Indiana, respectively;

     (d) a copy of the charter of BKI certified not more that fifteen (15) Business Days prior to the Closing Date by the Commissioner;

     (e) a certificate of the Secretary or any Assistant Secretary of each of BIF and TIA Corp, in each case dated the Closing Date certifying a copy of their respective bylaws;

     (f) a certificate of the Cashier or any Assistant Cashier of BKI dated the Closing Date certifying a copy of the bylaws of BKI;

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     (g)  copies of resolutions of the board of directors of BIF authorizing and approving this Agreement and the consummation of the transactions contemplated hereby, certified as of the Closing Date by the Secretary or any Assistant Secretary of BIF;

     (h)  the certificates contemplated by Section 9.1 and Section 9.2;

     (i) a list of BIF's stockholders as of the Closing Date certified by the Secretary or any Assistant Secretary of BIF;

     (j) a legal opinion of BIF's counsel, Barack Ferrazzano Kirschbaum Perlman & Nagelberg, dated the Closing Date to the effect set forth in Exhibit E attached hereto; and

     (k) such other documents as FDB or its counsel shall reasonably request.

     Section 2.8 Newco's Deliveries at Closing. At the Closing, Newco shall deliver, or cause to be delivered to BIF and FDB the following items:

     (a) a good standing certificate for Newco issued by the Secretary of State of the State of Illinois and dated not more than fifteen (15) Business Days prior to the Closing Date,

     (b) a copy of the articles of incorporation of Newco certified not more than fifteen (15) Business Days prior to the Closing Date by the Secretary of State of the State of Illinois;

     (c) a certificate of the Secretary or any Assistant Secretary of Newco dated the Closing Date certifying a copy of the bylaws of Newco;

     (d) copies of resolutions of the board of directors of Newco authorizing and approving this Agreement and the consummation of the transactions contemplated hereby, certified as of the Closing Date by the Secretary or any Assistant Secretary of Newco;

     (e) a certificate of the President or any Vice President and the Secretary or any Assistant Secretary of Newco dated the Closing Date certifying that: (i) there have been no further amendments to the articles of incorporation delivered pursuant to subsection (b) of this Section; (ii) all of the representations and warranties of Newco set forth in this Agreement are true and correct with the same force and effect as if all of such representations and warranties were made at the Closing Date; and (iii) Newco has performed or complied with all of the covenants and obligations to be performed or complied with by Newco under the terms of this Agreement on or prior to the Closing Date; and

     (f) such other documents as BIF, FDB or the counsel of either shall reasonably request.

     Section 2.9 Closing; Effective Time. (a) The Closing shall be on a date agreed to by the parties hereto, and in the event the parties fail to so agree, the Closing shall take place on the last Business Day of the calendar month in which all of the following conditions are satisfied: (i) the receipt of the last required regulatory approval of the Merger; (ii) the expiration of the last

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requisite waiting period; and (iii) the satisfaction or waiver in writing of all of the conditions provided for in Articles 8, 9 and 10; whichever is later (the "Closing Date").

     (b) The parties hereto agree to file on the Closing Date the appropriate articles of merger, as contemplated by Section 11.25 of the BCA, with the Secretary of State of the State of Illinois, and an appropriate certificate of merger, as contemplated by Section 252(c) of the Delaware Code, with the Secretary of State of the State of Delaware. The Merger shall be effective at the time and on the date agreed to by the parties hereto, and in the event the parties fail to so agree, at 12:01 a.m. of the day following the later of the dates on which the Secretary of State of the State of Illinois issues a certificate of Merger, or the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware, as the case may be (the "Effective Time").

     (c) The Closing shall take place at 10:00 a.m. on the Closing Date, at such place as the parties hereto may mutually agree, and in the event they fail to agree, at the main banking offices of FNB.

     Section 2.10 Confirming Due Diligence. (a) Immediately after the execution of this Agreement, FDB shall initiate an additional pre-acquisition investigation and review of the books, records and facilities of BIF and its Subsidiaries and will complete such pre-acquisition investigation not later than thirty (30) days following the date of this Agreement. FDB shall have the right to terminate this Agreement by giving written notice of its election to terminate to BIF, together with a brief statement of the reason therefor, by 5:00 p.m. on or before the thirtieth (30th) day after the date of this Agreement in the event that such pre-acquisition investigation and review discloses matters not previously disclosed to FDB which FDB in good faith believes either: (i) violate or contravene in a material and adverse respect any of the representations and warranties of BIF contained in this Agreement or in any of the Schedules hereto provided by BIF; or (ii) could reasonably be expected to have a Material Adverse Effect on BIF, and which in either case of item (i) or (ii) has not been cured within ten (10) Business Days of receipt of such written notice from FDB. Nothing in this Section shall limit in any respect any other right or basis that FDB may then or thereafter have to terminate this Agreement by reason of any breach hereof by BIF or any breach or inaccuracy of any of the aforesaid representations and warranties of BIF.

     (b) Immediately after the execution of this Agreement, BIF shall initiate an additional pre-acquisition investigation and review of the books, records and facilities of FDB and its Subsidiaries and will complete such pre-acquisition investigation not later than thirty (30) days following the date of this Agreement. BIF shall have the right to terminate this Agreement by giving written notice of its election to terminate to FDB, together with a brief statement of the reason therefor, by 5:00 p.m. on or before the thirtieth (30th) day after the date of this Agreement in the event that such pre-acquisition investigation and review discloses matters not previously disclosed to BIF which BIF in good faith believe either: (i) violate or contravene in a material and adverse respect any of the representations and warranties of FDB contained in this Agreement or in any of the Schedules hereto provided by FDB; or (ii) could reasonably be expected to have a Material Adverse Effect on FDB, and which in either case of item (i) or (ii)

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has not been cured within ten (10) Business Days of receipt of such written notice from BIF. Nothing in this Section shall limit in any respect any other right or basis that BIF may then or thereafter have to terminate this Agreement by reason of any breach hereof by FDB or any breach or inaccuracy of any of the aforesaid representations and warranties of FDB.

ARTICLE 3
TREATMENT OF SHARES
     Section 3.1 Treatment of Newco, FDB and BIF Common Stock. Each share of Newco Common Stock which is issued and outstanding immediately prior to the Effective Time shall at the Effective Time be cancelled without consideration and without any action required on the part of FDB or BIF, as the holders thereof. Each share of FDB Common Stock and each share of BIF Common Stock which is issued and outstanding immediately prior to the Effective Time shall at the Effective Time be converted into and shall thereafter represent the right to receive the number of shares of Newco Common Stock as is set forth in Section 3.2(a).

     Section 3.2 Exchange Ratios. (a) Subject to the provisions of this Article, by virtue of the Merger and without any action on the part of the holder thereof, at the Effective Time, (i) each share of FDB Common Stock issued and outstanding immediately prior to the Effective Time shall become and automatically be converted into 1.638 shares of Newco Common Stock (the "FDB Exchange Ratio") and shall thereafter represent the right to receive and be exchangeable for such number of shares, rounded to the nearest hundredth of a share (subject to the provisions of Sections 3.2(b) and (c)), of Newco Common Stock (the "FDB Exchange Shares"), and (ii) each share of BIF Common Stock issued and outstanding immediately prior to the Effective Time shall become and automatically be converted into one (1) share of Newco Common Stock (the "BIF Exchange Ratio") and shall thereafter represent the right to receive and be exchangeable for such number of shares, rounded to the nearest hundredth of a share (subject to the provisions of Sections 3.2(b) and (c), of Newco Common Stock (the "BIF Exchange Shares").

     (b) After the Effective Time, no holder of FDB Common Stock or BIF Common Stock which is issued and outstanding immediately prior to the Effective Time will have any rights in respect of such FDB Common Stock or BIF Common Stock, respectively, except: (i) to receive shares of Newco Common Stock for the shares of FDB Common Stock or BIF Common Stock, respectively, converted as provided in this Section 3.2(a), plus an amount in cash, as provided below, for any fractional share of Newco Common Stock which such holder would have been entitled to receive; or (ii) to receive payment for such shares of FDB Common Stock or BIF Common Stock, respectively, in the manner and to the extent provided in Section 262 of the Delaware Code.

     Section 3.3 Steps of Transaction. (a) On the date agreed to by the parties hereto, and in the event the parties fail to so agree, the date which is ten (10) Business Days prior to the Closing, the Exchange Agent shall mail or cause to be mailed to each then current holder of record of a certificate or certificates representing outstanding shares of either FDB Common Stock or BIF Common Stock (the "Certificates") a form of transmittal letter (the "Letter of

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Transmittal") which shall provide instructions for the transmittal of the Certificates and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or a lost certificate affidavit and a bond in a form reasonably acceptable to Newco). Pursuant to the terms of an exchange agent agreement in the form attached as Exhibit F, BKI shall serve as exchange agent (the "Exchange Agent") for the parties to effect the surrender of the Certificates in exchange for Newco Common Stock. FDB and BIF agree to cause the Exchange Agent to use all reasonable efforts to mail or cause to be mailed the Letter of Transmittal to all Persons who become holders of FDB Common Stock or BIF Common Stock, respectively, subsequent to the date the Letter of Transmittal was first mailed to FDB and BIF stockholders, respectively, and by 5:00 p.m. on the date which is five (5) Business Days prior to the Closing Date.

     (b) As promptly as practicable, BIF and FDB shall cause the Exchange Agent to deliver to each holder of FDB Common Stock or BIF Common Stock who has previously submitted an effective Letter of Transmittal accompanied by the Certificates covered by such Letter of Transmittal: (i) certificates representing the number of whole shares of Newco Common Stock into which the shares of FDB Common Stock or BIF Common Stock previously represented by the Certificates so surrendered were converted; plus (ii) an amount in cash, as provided below, for any fractional share of Newco Common Stock which such holder would have been entitled to receive.

     (c) As promptly as practicable after the Effective Time, the Exchange Agent shall send to each holder of record of FDB Common Stock or BIF Common Stock immediately prior to the Effective Time who has not previously submitted his or her Certificates, additional transmittal materials for use in surrendering such Certificates to the Exchange Agent and instructions for use in effecting such surrender in exchange for shares of Newco Common Stock.

     (d) No dividends or other distributions declared after the Effective Time with respect to Newco Common Stock payable to former stockholders of record of FDB or BIF, respectively, after the Effective Time shall be paid to a former stockholder of FDB or BIF, respectively, who holds any unsurrendered Certificate with respect to FDB Common Stock or BIF Common Stock formerly represented thereby, until such stockholder shall surrender such Certificate.

Until so surrendered and exchanged, each such outstanding Certificate shall for all purposes, other than the payment of dividends or other distributions, if any, to former holders of record of shares of FDB Common Stock or BIF Common Stock represent the shares of Newco Common Stock into and for which such shares have been so converted; provided, however, that upon surrender of a Certificate, there shall be paid to the record holder or holders of the Certificate, the amount, without interest thereon, of such dividends and other distributions, if any, which previously have become payable with respect to the number of whole shares of Newco Common Stock represented by such Certificate.

     (e) No fractional shares of Newco Common Stock shall be issued upon the surrender for exchange of Certificates; no dividend or distribution of Newco shall relate to any fractional share interest; and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Newco. Instead, each holder of shares of FDB Common Stock or

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BIF Common Stock having a fractional interest in shares of Newco Common Stock arising upon the conversion of such shares of FDB Common Stock or BIF Common Stock shall, at the time of surrender of the Certificates, be paid by Newco an amount in cash, without interest, determined by multiplying such fractional share of Newco Common Stock by the average of the closing sale prices of Newco Common Stock for the three (3) trading days immediately following the Closing Date.

     (f) All rights to receive shares of Newco Common Stock into and for which shares of FDB Common Stock or BIF Common Stock shall have been converted and exchanged pursuant to this Agreement, shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted and exchanged shares of FDB Common Stock or BIF Common Stock, respectively.

     (g) At the Effective Time, FDB and BIF shall each deliver to the Exchange Agent a certified copy of a list of its respective stockholders, after which there shall be no further registration or transfers on the stock transfer books of FDB of the shares of FDB Common Stock or of BIF of the shares of BIF Common Stock, all of which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Exchange Agent or Newco, they shall be cancelled and exchanged for Newco Common Stock as provided in this Agreement.

     (h) If a certificate representing shares of Newco Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed, accompanied by all documents required to evidence and effect such transfer and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to Newco any transfer or other taxes required by reason of the issuance of a certificate representing shares of Newco Common Stock in any name other than that of the registered holder of the Certificate surrendered, or otherwise required, or shall establish to the satisfaction of Newco that such tax has been paid or is not payable.

     Section 3.4 Tax Free Reorganization. The parties hereto intend for the Merger to qualify as a nontaxable reorganization within the meaning of
Section 368(a) and related sections of the Code, and agree to cooperate and to take such actions as may be reasonably necessary to ensure such result.

     Section 3.5 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, to the extent appraisal rights are available to stockholders of FDB or BIF pursuant to the Delaware Code, any shares of FDB Common Stock or BIF Common Stock held by a Person who objects to the Merger, whose shares either were not entitled to vote or were not voted in favor of the Merger and who complies with all of the provisions of the Delaware Code concerning the rights of such Person to dissent from the Merger and to require appraisal of such Person's shares and who has not withdrawn such objection or waived such rights prior to the Effective Time (collectively with respect to all such FDB or BIF stockholders, the "Dissenting Shares"), shall not be converted pursuant to Section 3.2(a) but shall become the right to receive

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such consideration as may be determined to be due to the holder of such
Dissenting Shares pursuant to the Delaware Code, including, if applicable, any costs determined to be payable by either FDB or BIF to its respective holders of Dissenting Shares pursuant to an order of the Delaware Court of Chancery in accordance with the Delaware Code; provided, however, that each Dissenting Share held by a Person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the Delaware Code shall be deemed to be converted, as of the Effective Time, into the number of shares of Newco Common
Stock as is determined in accordance with Section 3.2(a).

     Section 3.6 Options. (a) At and after the Effective Time, each option granted by FDB and BIF to purchase shares of FDB Common Stock and BIF Common Stock, respectively, which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of either FDB Common Stock or BIF Common Stock and shall be converted automatically into an option to purchase shares of Newco Common Stock (the "FDB Converted Stock Options" and the "BIF Converted Stock Options," respectively) in an amount and at an exercise price determined as provided below and otherwise subject to the terms of the agreements evidencing the grants of such options:

               (i) The number of shares of Newco Common Stock to be subject to each FDB Converted Stock Option shall be equal to the product of the number of shares of FDB Common Stock subject to the original option and the FDB Exchange Ratio, provided that any fractional shares of Newco Common Stock shall be rounded up to the next highest whole share; and

               (ii) The exercise price per share of Newco Common Stock under the FDB Converted Stock Option shall be equal to the exercise price per share of FDB Common Stock under the original option divided by the FDB Exchange Ratio, provided that such exercise price shall be rounded to the nearest whole cent.

               (iii) The number of shares of Newco Common Stock to be subject to each BIF Converted Stock Option shall be equal to the product of the number of shares of BIF Common Stock subject to the original option and the BIF Exchange Ratio, provided that any fractional shares of Newco Common Stock shall be rounded up to the next highest whole share; and

               (iv) The exercise price per share of Newco Common Stock under the BIF Converted Stock Option shall be equal to the exercise price per share of BIF Common Stock under the original option divided by the BIF Exchange Ratio, provided that such exercise price shall be rounded to the nearest whole cent.

     (b) The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code), shall be and is intended to be effected in a manner which is consistent with
Section 424(a) of the Code. The duration and other terms of the FDB Converted Stock Options and BIF Converted Stock Options shall be the same

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as he original option except that all references to FDB or BIF, as the case may be, shall be deemed to be references to Newco.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES BY BIF
     BIF hereby represents and warrants to FDB that the following are true and correct as of the date hereof, and will be true and correct as of the Effective Time:

     Section 4.1    BIF Organization.   BIF:  (a) is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware and is a registered bank holding company under the BHCA; (b) is duly qualified to do business and is in good standing in the states of Delaware and Illinois and in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary and where failure to be so qualified would reasonably be expected to have a Material Adverse Effect on BIF; and (c) has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. BIF owns no voting stock or equity securities of any corporation, association, partnership or other entity, other than all of the voting stock of BKI and TIA Corp and as set forth on
Schedule 4.1 of the BIF Book of Schedules.

     Section 4.2 BIF Capitalization. The authorized capital stock of BIF consists, and at June 30, 1999, consisted of: (a) 6,500,000 shares of common stock, $0.01 par value per share, of which 5,739,965 shares were issued as of July 31, 1999, of which 193,910 shares were held in the treasury of BIF as of that date; and (b) 300,000 shares of preferred stock, no par value per share, none of which shares are issued and outstanding. The maximum number of shares of BIF Common Stock (assuming for this purpose that share equivalents constitute BIF Common Stock) that would be outstanding immediately prior to the Effective Time (including treasury shares) if all options, warrants, conversion rights and other rights with respect thereto were exercised and the restrictions on any restricted stock were no longer applicable is 6,267,722 shares. All of the outstanding shares of capital stock of BIF have been duly and validly authorized and issued and are fully paid and nonassessable. Except as contemplated in this Agreement or as set forth in
Schedule 4.2 of the BIF Book of Schedules, there are, as of the date of this Agreement, no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or other rights obligating BIF or any BIF Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of BIF or any BIF Subsidiary, other than preemptive rights granted to stockholders of Illinois state banks pursuant to the Illinois Banking Act, as amended. Except as permitted by this Agreement and provided on Schedule 4.2 of the BIF Book of Schedules, no shares of BIF capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by BIF or any BIF Subsidiary and no dividends or other distributions payable in any equity securities of BIF or any BIF Subsidiary have been declared, set aside, made or paid to the stockholders of BIF.

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     Section 4.3    Subsidiary Organization.  (a) BKI is an Illinois state
bank duly organized, validly existing and in good standing under the laws of the State of Illinois. BKI has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. BKI owns no voting stock or equity securities of any corporation, association, partnership or other entity, other than as shown on Schedule 4.3 of the BIF Book of Schedules.

     (b) TIA Corp (i) is, or prior to the Closing will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana; (ii) is, or will be prior to the Closing, duly qualified to do business and is in good standing in the states of Indiana and Illinois and in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary and where failure to be so qualified would reasonably be expected to have a Material Adverse Effect on BIF; and (iii) has, or will have prior to the Closing, full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. TIA Corp will own no voting stock or equity securities of any corporation, association, partnership or other entity, other than in a fiduciary or representative capacity for others.

     Section 4.4 Subsidiary Capitalization. (a) The authorized capital stock of BKI consists, and at the Effective Time will consist, of 250,000 shares of common stock, $10.00 par value per share, all of which shares are validly issued and outstanding, fully paid and nonassessable, and owned by BIF. There are no options, warrants, rights, calls or commitments of any character relating to any additional shares of the capital stock of BKI except for stockholders' preemptive rights granted by the Illinois Banking Act, as amended. No capital stock or other security issued by BKI has been issued in violation of, or without compliance with, the preemptive rights of stockholders.

     (b) The authorized capital stock of TIA Corp will consists at the Effective Time of 1,000 shares of common stock, $0.01 par value per share, all of which shares will be validly issued and outstanding, fully paid and nonassessable, and owned by BIF. There will be no options, warrants, rights, calls or commitments of any character relating to any additional shares of the capital stock of TIA Corp.

     Section 4.5 Authorization. BIF has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the execution, delivery and performance of this Agreement by BIF and the consummation by it of the transactions contemplated thereby, have been duly authorized by all necessary corporate action, subject to stockholder approval. This Agreement constitutes a legal, valid and binding obligation of BIF enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws and subject to general principles of equity.

     Section 4.6 Litigation and Regulatory Matters. Schedule 4.6 of the BIF Book of Schedules sets forth a list of all actions, suits or proceedings pending as of the date hereof in

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which BIF or any BIF Subsidiary is a named party, other than collection or foreclosure actions brought by BIF or any BIF Subsidiary in the ordinary course of business and where no counterclaim has been filed against BIF or such BIF Subsidiary. Except as set forth on Schedule 4.6 of the BIF Book of Schedules, there is no action, suit, proceeding, claim or formal written protest by any Person or agency, or any investigation or report by any regulatory authority having jurisdiction over BIF or any BIF Subsidiary or any of its respective assets or businesses which is pending or, to BIF's knowledge, threatened against BIF or any BIF Subsidiary, or any of its respective officers or directors in their capacities as such, or its assets, business or goodwill which would reasonably be expected to have a Material Adverse Effect on BIF or which would impair BIF's ability to consummate the Merger. BIF further represents and warrants that except as set forth on
Schedule 4.6 of the BIF Book of Schedules, it does not know or have any reason to believe that there is any basis for assertion against it or any BIF Subsidiary of any material claims based upon the wrongful action or inaction of either BIF or any BIF Subsidiary, and any of their respective officers, directors or employees which would reasonably be expected to have a Material Adverse Effect on BIF or which would impair BIF's ability to consummate the Merger. Neither BIF nor any BIF Subsidiary is subject to, or in default with respect to, nor are any of its assets subject to, any outstanding judgment, regulatory agreement, injunction, writ, order or decree or any other requirement of any governmental body or court or of any governmental agency or instrumentality which would reasonably be expected to have a Material Adverse Effect on BIF or which would impair BIF's ability to consummate the Merger.

     Section 4.7 Insurance. Schedule 4.7 of the BIF Book of Schedules lists the policies of insurance (including bankers blanket bond and insurance providing benefits for employees) owned or held by BIF or any BIF Subsidiary on the date hereof. Each such policy is, and BIF will use all reasonable efforts to keep each such policy, in full force and effect (except for any expiring policy which is replaced by coverage at least as extensive) until the Effective Time. All premiums due on such policies have been paid.

     Section 4.8 Defaults Under Agreements. Neither BIF nor any BIF Subsidiary is in default or alleged to be in default, under any loan or credit agreement, conditional sales contract or other title retention agreement or security agreement relating to money borrowed by BIF or any BIF Subsidiary, agreements pursuant to which it leases real or personal property or any other instrument or obligation, which would reasonably be expected to have a Material Adverse Effect on BIF. Neither BIF nor any BIF Subsidiary is in default in any material respect and BIF has no knowledge of any material default under such instruments by any other party thereto and has no knowledge of any event which with notice or lapse of time or both would constitute a material default.

     Section 4.9 Financial Statements and Reports. Copies of the following financial statements and reports of BIF and the BIF Subsidiaries (collectively, the "BIF Financial Statements") have been delivered by BIF to
FDB:
     (a) Consolidated Balance Sheets and the related Statements of Income, Statements of Changes in Stockholders' Equity and Statements of Cash Flows of BIF for the years ended December 31, 1996, 1997 and 1998;

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     (b)  Consolidated Balance Sheets and the related Statements of Income of
BIF for the quarter ended March 31, 1999; and

     (c) Consolidated Reports of Condition and Income (the "Call Reports") for BKI at the close of business on December 31, 1996, 1997 and 1998, and on March 31, 1999.

     The BIF Financial Statements are complete and correct in all material respects and fairly present the consolidated financial position of BIF and BKI, as the case may be, at the dates shown and the results of operations for the periods covered. The BIF Financial Statements described in clause (a) above are audited statements and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The BIF Financial Statements described in clauses (b) and (c) above have been prepared on a basis consistent with past accounting practices and as required by applicable rules or regulations and fairly present the consolidated financial condition and results of operations at the dates and for the entities and periods presented, subject to year-end audit adjustments (which changes in the aggregate would not reasonably be expected to be materially adverse). The BIF Financial Statements do not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render the BIF Financial Statements misleading in any material respect.
     Section 4.10 Properties, Contracts, Benefit Plans and Other Agreements. Schedule 4.10 of the BIF Book of Schedules lists or describes the following:

     (a) All real property owned or leased by BIF or any BIF Subsidiary together with a legal description of such real estate, and each lease of real property to which BIF or any BIF Subsidiary is a party, identifying the parties thereto, the annual rental payable and the expiration date thereof;

     (b) All loan and credit agreements, conditional sales contracts or other title retention agreements or security agreements relating to money borrowed by BIF or any BIF Subsidiary, exclusive of deposit agreements with customers of any BIF Subsidiary entered into in the ordinary course of business, agreements for the purchase of federal funds and repurchase agreements;

     (c) All agreements, loans, contracts, leases, guaranties, letters of credit, lines of credit or commitments of BIF or any of the BIF Subsidiaries not referred to elsewhere in this Section which:

               (i) involve payment by BIF or any BIF Subsidiary (other than as disbursement of loan proceeds to customers) of more than $50,000;

               (ii) involve payments based on profits of BIF or any BIF Subsidiary;

               (iii) relate to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes;

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               (iv) were not made in the ordinary course of business; or

               (v) materially affect the business or financial condition of BIF or any BIF Subsidiary;

     (d) All profit sharing; group insurance; hospitalization; stock option; pension; retirement; bonus; deferred compensation; stock bonus; stock purchase; collective bargaining agreements, contracts or arrangements under which pensions, deferred compensation or other retirement benefits are being paid or may become payable respectively by BIF or any BIF Subsidiary; or other employee welfare or benefit agreements, plans or arrangements established, maintained, sponsored or undertaken by BIF or any BIF Subsidiary for the benefit of its respective officers, directors or employees, including each trust or other agreement with any custodian or any trustee for funds held under any such agreement, plan or arrangement (collectively, the "BIF Employee Benefit Plans"), and, in respect to any of them, the latest reports or forms, if any, filed with the Department of Labor and Pension Benefit Guaranty Corporation under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any current financial or actuarial reports and any currently effective United States Internal Revenue Service ("IRS") private rulings or determination letters obtained by or for the benefit of BIF or any BIF Subsidiary;

     (e) All leases or licenses of BIF or any BIF Subsidiary with respect to personal property, whether as lessee or licensee, with annual rental or other payments due thereunder in excess of $20,000;

     (f) All employment and consulting contracts to which BIF or any BIF Subsidiary is a party (except for ordinary oral employment contracts with employees of BIF or any BIF Subsidiary creating at will employment relationships);

     (g) The name and annual salary as of January 1, 1999, of each director, officer or employee of BIF or any BIF Subsidiary; and

     (h)  The TIA Agreement.

     Copies of each document, plan or contract listed and described in
Schedule 4.10 of the BIF Book of Schedules are appended to such Schedule and included in the BIF Book of Schedules.

     Section 4.11 Disclosures. No representation or warranty made herein by BIF contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein under the circumstances under which they were made not misleading. Except as and to the extent reflected or reserved against in BIF's audited financial statements for the year ended December 31, 1998, referenced in Section 4.9 above, or the Subsequent BIF Financial Statements (as such term is defined in Section 6.3), neither BIF nor any BIF Subsidiary has, and with respect to the Subsequent BIF Financial Statements will not have, any liabilities or obligations, of any nature, secured or unsecured, (whether accrued,

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absolute, contingent or otherwise) including, without limitation, any tax liabilities due or to become due, which would reasonably be expected to have a
Material Adverse Effect on BIF.

     Section 4.12 Effect of Agreement. The execution, delivery and performance of this Agreement by BIF and the consummation by it of the transactions contemplated hereby do not: (a) require the consent, waiver, order, registration, qualification, approval, license or authorization of any Person, court, regulatory authority or other governmental body, other than as specifically contemplated by this Agreement and as may be required in connection or in compliance with the provisions of the BCA, the Delaware Code, the BHCA and the Illinois Act; (b) violate, with or without the giving of notice or the passage of time or both, in any material respect any provision of law applicable to it; (c) conflict with or result in a breach of any terms of its certificate of incorporation or bylaws, or any material mortgage, deed of trust, license, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or other restriction of any kind or character, to which BIF or any BIF Subsidiary is a party or by which it or any of its respective assets may be bound; (d) give to others any right to accelerate or terminate, or result in acceleration or termination of, any such agreement or instrument; (e) result in termination of any provision of any such agreement or instrument; or (f) result in the creation of any lien, charge or encumbrance upon any of the property or assets of BIF or any BIF Subsidiary.

     Section 4.13 Books and Records. The books and records of BIF and the BIF Subsidiaries are in all material respects complete and correct and accurately reflect the basis for the respective financial condition and results of operations of BIF and the BIF Subsidiaries set forth in the BIF Financial Statements.

     Section 4.14 Taxes. Each of BIF and the BIF Subsidiaries has filed with the appropriate governmental agencies all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports required to be filed by it. Except as set forth on
Schedule 4.14 of the BIF Book of Schedules, neither BIF nor any BIF Subsidiary is: (a) delinquent in the payment of any taxes shown on such returns or reports or on any assessments received by it for such taxes; (b) aware of any pending or threatened examination for income taxes for any year by the IRS or any state tax agency; (c) subject to any agreement extending the period for assessment or collection of any federal or state tax; or (d) a party to any action or proceeding nor has any claim been asserted against it by any governmental authority for assessment or collection of taxes. None of the tax liabilities of BIF or any BIF Subsidiary has ever been audited by the IRS or any state tax agency for any period since January 1, 1994. Other than non-material items related to real estate tax assessments, neither BIF nor any BIF Subsidiary is, to the knowledge of BIF, a party to any threatened action or proceeding by any governmental authority for assessment or collection of taxes. The reserve for taxes in the audited financial statements of BIF for the year ended December 31, 1998, is adequate to cover all of the tax liabilities of BIF and the BIF Subsidiaries (including, without limitation, income taxes and franchise fees) that may become payable in future years in respect to any transactions consummated prior to December 31, 1998. Neither BIF nor any of the BIF Subsidiaries has and, to the best of BIF's knowledge, will not have any liability for taxes of any nature for or in respect of the operation of its business or ownership of its assets from December 31, 1998, up to and

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including the Effective Time, except to the extent reflected on the audited
BIF Financial Statements for the year ended December 31, 1998, or on the Subsequent BIF Financial Statements or otherwise reflected in the books and records of BIF and the BIF Subsidiaries for the period following its then most recent of the Subsequent BIF Financial Statements.

     Section 4.15 Title to Properties. BIF either directly or indirectly owns all of the issued and outstanding capital stock of the BIF Subsidiaries free and clear of all liens and encumbrances of any kind whatsoever. Each of BIF and the BIF Subsidiaries has good and marketable title to all other assets and properties, whether real or personal, tangible or intangible, which it purports to own subject to no liens, mortgages, security interests, encumbrances or charges of any kind except: (a) as noted in the BIF Financial Statements or on Schedule 4.15 of the BIF Book of Schedules; (b) statutory liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings and for which appropriate reserves have been established and reflected on the BIF Financial Statements or will be reflected on the Subsequent BIF Financial Statements; (c) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements or otherwise incurred in the ordinary course of business; and (d) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held and which would not reasonably be expected to have a Material Adverse Effect on BIF. Each of BIF and the BIF Subsidiaries as lessee has the right under valid and subsisting leases to occupy, use, possess and control any and all of the respective properties leased by it.

     Section 4.16   Brokerage Commissions. Except as disclosed in Schedule
4.16 of the BIF Book of Schedules, all negotiations relating to this Agreement and the transactions contemplated herein have been and will be carried on between BIF and FDB and its respective counsel, accountants and other representatives in such a manner that no actions of BIF or any BIF Subsidiary or any of its respective officers, agents or representatives shall give rise to any claim against BIF, FDB or Newco or any of its respective Affiliates for any brokerage commission, finder's fee, investment advisor's fee or other like payment.

     Section 4.17 Certificate of Incorporation, Charter and Bylaws. The copies of the certificate of incorporation of BIF and the charter of BKI, and the bylaws of each of BIF and BKI, as amended to date, are complete and correct and set forth in Schedule 4.17 of the BIF Book of Schedules.

     Section 4.18 Interim Events. Except as disclosed on Schedule 4.18 of the BIF Book of Schedules and as otherwise permitted hereunder, since December 31, 1998, neither BIF nor any of the BIF Subsidiaries has:

     (a) Suffered any changes having a Material Adverse Effect on BIF, or in the operation or conduct of the respective businesses of BIF or any of the BIF Subsidiaries;

     (b) Suffered any material damage, destruction or loss to any of its respective properties whether covered by insurance or not;

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     (c)  Declared any dividend or other distribution with respect to its stock (except for payment of dividends and distributions from any BIF Subsidiary to BIF or any other BIF Subsidiary), repurchased or redeemed shares of its stock, issued any shares of its stock or sold or agreed to issue or sell any of its stock or any right to purchase or acquire any such stock or any security convertible into such stock or taken any action to reclassify, recapitalize or split up its stock or issued any stock appreciation rights;

     (d) Granted or agreed to grant any increase in benefits payable or to become payable under any BIF Employee Benefit Plan;

     (e) Cancelled or compromised any debt or claim other than in the ordinary course of business;

     (f) Entered into any transaction, contract or commitment other than in the ordinary course of business;

     (g) Incurred any obligation or liability (fixed or contingent) other than obligations and liabilities incurred in the ordinary course of its respective business;

     (h) Mortgaged, pledged or subjected to a lien, security interest or other encumbrance any of its assets except to tax and other liens which arise by operation of law and with respect to which payment is not past due and except for pledges or liens: (i) required to be granted in connection with the acceptance by any BIF Subsidiary of government deposits; (ii) granted in connection with repurchase or reverse repurchase agreements; or (iii) otherwise incurred in the ordinary course of the conduct of its respective business;

     (i) Conducted its respective business in any manner other than substantially as it was being conducted prior to such time;

     (j) Leased, sold or otherwise disposed of any of its assets except in the ordinary course of business or leased, purchased or otherwise acquired from third parties any assets except in the ordinary course of business;

     (k) Except for the transactions contemplated by this Agreement, merged, consolidated or agreed to merge or consolidate with or into any other Person, or acquired or agreed to acquire any stock, equity interest or business of any other Person;

     (l) Agreed to enter into any transaction for the borrowing or loaning of monies, other than in the ordinary course of business; or

     (m) Increased the salary of any officer or the compensation or fees payable to any director, except for normal increases in the ordinary course of business or in accordance with any BIF Employee Benefit Plan, or entered into any employment contract with any officer or salaried employee or installed any employee welfare, stock option, profit sharing or other similar plan or arrangement.

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     Section 4.19   Regulatory Filings.  Each of BIF and the BIF Subsidiaries
has filed in a timely manner all required filings with all proper regulatory agencies, including, but not limited to: (a) the Securities and Exchange Commission (the "SEC"); (b) the Board of Governors of the Federal Reserve System (the "Federal Reserve"); (c) the Federal Deposit Insurance Corporation (the "FDIC"); and (d) the Commissioner. All such filings with such federal and state regulatory agencies were accurate and complete in all material respects as of the dates of the filings, and no such filing has made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Accurate and complete copies of each document filed by BIF with the SEC since January 1, 1999, are attached as Schedule 4.19 of the BIF Book of Schedules.

     Section 4.20 Compliance with Applicable Law. Each of BIF and the BIF Subsidiaries holds all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its respective business and where failure to do so would reasonably be expected to have a Material Adverse Effect on BIF. Each of BIF and the BIF Subsidiaries has complied in all material respects with all applicable federal, state and local statutes, ordinances, regulations, rules or requirements, and neither BIF nor any BIF Subsidiary is presently charged with, or to the knowledge of BIF, under governmental investigation with respect to, any actual or alleged material violations of any statute, ordinance, regulation or rule.

     Section 4.21 Compliance With ERISA. All of the employee benefit plans (as defined in Section 3(3) of ERISA) established or maintained by BIF or any of the BIF Subsidiaries, or to which BIF or any of the BIF Subsidiaries contributes are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective Time) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such employee benefit plans. For purposes of this Section, non-compliance with the Code and ERISA is material if such non-compliance would reasonably be expected to have a Material Adverse Effect on BIF. No such employee benefit plan has, or as of the Effective Time will have, any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which BIF or any of the BIF Subsidiaries would be liable to any Person under Title IV of ERISA if any such employee benefit plan were terminated as of the Effective Time, which amounts would be material to BIF and the BIF Subsidiaries taken as a whole. Such employee benefit plans are funded in accordance with Section 412 of the Code (if applicable). There would be no obligations which would be material to BIF and the BIF Subsidiaries taken as a whole under Title IV of ERISA relating to any such employee benefit plan that is a multi-employer plan if any such plan were terminated or if BIF or the BIF Subsidiaries withdrew from any such plan as of the Effective Time.

     Section 4.22 Compliance With Environmental Laws. Each of BIF and the BIF Subsidiaries has conducted its respective business in material compliance with all federal, state, county and municipal laws, including statutes, regulations, rules, ordinances, orders, restrictions and requirements, relating to underground storage tanks, petroleum products, air pollutants, water pollutants or process waste water or otherwise relating to the environment or toxic or

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hazardous substances or to the manufacture, processing, distribution, use, recycling, generation, treatment, handling, storage, disposal or transport of any hazardous or toxic substances or petroleum products (including polychlorinated biphenyls, whether contained or uncontained, and asbestos-containing materials, whether friable or not), including, but not limited to, the Federal Solid Waste Disposal Act, the Hazardous and Solid Waste Amendments, the Federal Clean Air Act, the Federal Clean Water Act, the Occupational Health and Safety Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and regulations of the Environmental Protection Agency, the Nuclear Regulatory Agency and any state department of natural resources or state environmental protection agency now or at any time hereafter in effect (collectively, the "Environmental Laws"). There are no pending or, to the knowledge of BIF, threatened actions or proceedings by any local municipality, sewerage district or other governmental entity against BIF or any of the BIF Subsidiaries with respect to the Environmental Laws and, to the knowledge of BIF, there is no basis or grounds for any such action or proceeding. No environmental clearances or other governmental approvals are required for the conduct of the business of BIF or any of the BIF Subsidiaries or the consummation of the transactions contemplated hereby. To the knowledge of BIF, neither BIF nor any of the BIF Subsidiaries is the owner of any interest in real estate on which any substances have been used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property, would require clean-up, removal or some other remedial action under any Environmental Laws.

     Section 4.23 Trust Administration. Each of BIF and the BIF Subsidiaries has properly administered, in all material respects, all accounts for which it acts as fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulations and common law. None of BIF or any BIF Subsidiary, or any director, officer or employee of BIF or any BIF Subsidiary has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

     Section 4.24 Loan Loss Reserve. The reserve for possible loan and lease losses shown on the March 31, 1999, Call Report for BKI is adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable) as of March 31, 1999. The aggregate loan balances of BKI at such date in excess of such reserves are, to the best knowledge of BIF, and based on past loan loss experience, collectible in accordance with their terms.

     Section 4.25 Year 2000. Neither BIF nor any BIF Subsidiary has received, and BIF has no reason to believe that it or any BIF Subsidiary will receive, a rating of less than "satisfactory" on any Year 2000 Report of Examination conducted by the Commissioner, the FDIC, the Federal Reserve or any other regulatory authority. Schedule 4.25 of the BIF Book of

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Schedules contains complete and accurate copies of the plans of BIF and each
BIF Subsidiary for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect BIF and its Subsidiaries. BIF, each BIF Subsidiary and their respective plans are in material compliance with the Schedule set forth in the foregoing FFIEC statements and with the foregoing FFIEC guidelines.

     Section 4.26 Approval Delays. To the best of its knowledge, BIF knows of no reason why the granting of any of the regulatory approvals referred to in Section 12.2 would be denied or unduly delayed.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES BY FDB
     FDB hereby represents and warrants to BIF that the following are true and correct as of the date hereof, and will be true and correct as of the Effective Time:

     Section 5.1 FDB Organization. FDB: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a registered bank holding company under the BHCA; (b) is duly qualified to do business and is in good standing in the states of Delaware and Illinois and in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary and where failure to be so qualified would reasonably be expected to have a Material Adverse Effect on FDB; and (c) has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. FDB owns no voting stock or equity securities of any corporation, association, partnership or other entity, other than all of the voting stock of FNB, First Trust and FirsTech and as set forth on Schedule 5.1 of the FDB Book of Schedules.

     Section 5.2 FDB Capitalization. The authorized capital stock of FDB consists, and at June 30, 1999, consisted of: (a) 5,000,000 shares of common stock, $0.01 par value per share, of which 2,909,397 shares were issued as of July 28, 1999, of which 144,427 shares were held in the treasury of FDB as of that date; and (b) 200,000 shares of preferred stock, no par value per share, none of which shares are issued and outstanding. The maximum number of shares of FDB Common Stock (assuming for this purpose that share equivalents constitute FDB Common Stock) that would be outstanding immediately prior to the Effective Time (including treasury shares) if all options, warrants, conversion rights and other rights with respect thereto were exercised and the restrictions on any restricted stock were no longer applicable is 2,926,647 shares. All of the outstanding shares of capital stock of FDB have been duly and validly authorized and issued and are fully paid and nonassessable. Except as contemplated in this Agreement or as set forth in
Schedule 5.2 of the FDB Book of Schedules, there are, as of the date of this Agreement, no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or other rights obligating FDB or any FDB Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of FDB or

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any FDB Subsidiary, other than preemptive rights granted to stockholders of
Illinois state banks pursuant to the Illinois Banking Act, as amended.
Except as permitted by this Agreement and provided on Schedule 5.2 of the FDB Book of Schedules, no shares of FDB capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by FDB or any FDB Subsidiary and no dividends or other distributions payable in any equity securities of FDB or any FDB Subsidiary have been declared, set aside, made or paid to the stockholders of FDB.

     Section 5.3 Subsidiary Organization. (a) FNB is a national banking association duly organized, validly existing and in good standing under the laws of the United States. FNB has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. FNB owns no voting stock or equity securities of any corporation, association, partnership or other entity, other than as shown on Schedule 5.3 of the FDB Book of Schedules.

     (b) First Trust is an Illinois state bank duly organized, validly existing and in good standing under the laws of the State of Illinois. The Bank has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. First Trust owns no voting stock or equity securities of any corporation, association, partnership or other entity, other than as shown on Schedule 5.3 of the FDB Book of Schedules.

     (c) FirsTech: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) is duly qualified to do business and is in good standing in the states of Delaware and Illinois and in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary and where failure to be so qualified would reasonably be expected to have a Material Adverse Effect on FDB; and (iii) has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. FirsTech owns no voting stock or equity securities of any corporation, association, partnership or other entity.

     Section 5.4 Subsidiary Capitalization. (a) The authorized capital stock of FNB consists, and at the Effective Time will consist, of 130,975 shares of common stock, $25.00 par value per share, all of which shares are validly issued and outstanding, fully paid and nonassessable, and owned by FDB. There are no options, warrants, rights, calls or commitments of any character relating to any additional shares of the capital stock of FNB.

     (b) The authorized capital stock of First Trust consists, and at the Effective Time will consist, of 9,000 shares of common stock, $50.00 par value per share, all of which shares are validly issued and outstanding, fully paid and nonassessable, and owned by FDB. There are no options, warrants, rights, calls or commitments of any character relating to any additional shares of the capital stock of First Trust except for the stockholders' pre-emptive rights granted by the Illinois Banking Act, as amended.

     (c) The authorized capital stock of FirsTech consists, and at the Effective Time will consist, of 1,000 shares of common stock, no par value per share, 100 of which shares are validly

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issued and outstanding, fully paid and nonassessable, and owned by FDB.
There are no options, warrants, rights, calls or commitments of any character relating to any additional shares of the capital stock of FirsTech.

     Section 5.5 Authorization. FDB has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the execution, delivery and performance of this Agreement by FDB and the consummation by it of the transactions contemplated thereby, have been duly authorized by all necessary corporate action, subject to stockholder approval. This Agreement constitutes a legal, valid and binding obligation of FDB enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws and subject to general principles of equity.

     Section 5.6 Litigation and Regulatory Matters. Schedule 5.6 of the FDB Book of Schedules sets forth a list of all actions, suits or proceedings pending as of the date hereof in which FDB or any FDB Subsidiary is a named party, other than collection or foreclosure actions brought by FDB or any FDB Subsidiary in the ordinary course of business and where no counterclaim has been filed against FDB or such FDB Subsidiary. Except as set forth on
Schedule 5.6 of the FDB Book of Schedules, there is no action, suit, proceeding, claim or formal written protest by any Person or agency, or any investigation or report by any regulatory authority having jurisdiction over FDB or any FDB Subsidiary or any of its respective assets or businesses which is pending or, to FDB's knowledge, threatened against FDB or any FDB Subsidiary, or any of its respective officers or directors in their capacities as such, or its assets, business or goodwill which would reasonably be expected to have a Material Adverse Effect on FDB or which would impair FDB's ability to consummate the Merger. FDB further represents and warrants that except as set forth on Schedule 5.6 of the FDB Book of Schedules, it does not know or have any reason to believe that there is any basis for assertion against it or any FDB Subsidiary of any material claims based upon the wrongful action or inaction of either FDB or any FDB Subsidiary, and any of their respective officers, directors or employees which would reasonably be expected to have a Material Adverse Effect on FDB or which would impair FDB's ability to consummate the Merger. Neither FDB nor any FDB Subsidiary is subject to, or in default with respect to, nor are any of its assets subject to, any outstanding judgment, regulatory agreement, injunction, writ, order or decree or any other requirement of any governmental body or court or of any governmental agency or instrumentality which would reasonably be expected to have a Material Adverse Effect on FDB or which would impair FDB's ability to consummate the Merger.

     Section 5.7 Insurance. Schedule 5.7 of the FDB Book of Schedules lists the policies of insurance (including bankers blanket bond and insurance providing benefits for employees) owned or held by FDB or any FDB Subsidiary on the date hereof. Each such policy is, and FDB will use all reasonable efforts to keep each such policy, in full force and effect (except for any expiring policy which is replaced by coverage at least as extensive) until the Effective Time. All premiums due on such policies have been paid.

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     Section 5.8    Defaults Under Agreements.  Neither FDB nor any FDB
Subsidiary is in default or alleged to be in default, under any loan or credit agreement, conditional sales contract or other title retention agreement or security agreement relating to money borrowed by FDB or any FDB Subsidiary, agreements pursuant to which it leases real or personal property or any other instrument or obligation, which would reasonably be expected to have a Material Adverse Effect on FDB. Neither FDB nor any FDB Subsidiary is in default in any material respect and FDB has no knowledge of any material default under such instruments by any other party thereto and has no knowledge of any event which with notice or lapse of time or both would constitute a material default.

     Section 5.9 Financial Statements and Reports. Copies of the following financial statements and reports of FDB and the FDB Subsidiaries (collectively, the "FDB Financial Statements") have been delivered by FDB to
BIF:

     (a) Consolidated Balance Sheets and the related Statements of Income, Statements of Changes in Stockholders' Equity and Statements of Cash Flows of FDB for the years ended December 31, 1996, 1997 and 1998; and

     (b) Consolidated Balance Sheets and the related Statements of Income of FDB for the quarter ended March 31, 1999; and

     (c) Call Reports for FNB and First Trust, in each case at the close of business on December 31, 1996, 1997 and 1998, and on March 31, 1999.

     The FDB Financial Statements are complete and correct in all material respects and fairly present the consolidated financial position of FDB, FNB, First Trust and FirsTech, as the case may be, at the dates shown and the results of operations for the periods covered. The FDB Financial Statements described in clause (a) above are audited statements and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The FDB Financial Statements described in clauses (b) and
(c) above have been prepared on a basis consistent with past accounting practices and as required by applicable rules or regulations and fairly present the consolidated financial condition and results of operations at the dates and for the entities and periods presented, subject to year-end audit adjustments (which changes in the aggregate would not reasonably be expected to be materially adverse). The FDB Financial Statements do not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render the FDB Financial Statements misleading in any material respect.

     Section 5.10 Properties, Contracts, Benefit Plans and Other Agreements. Schedule 5.10 of the FDB Book of Schedules lists or describes the following:

     (a) All real property owned or leased by FDB or any FDB Subsidiary together with a legal description of such real estate, and each lease of real property to which FDB or any FDB Subsidiary is a party, identifying the parties thereto, the annual rental payable and the expiration date thereof;

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     (b)  All loan and credit agreements, conditional sales contracts or other title retention agreements or security agreements relating to money borrowed by FDB or any FDB Subsidiary, exclusive of deposit agreements with customers of any FDB Subsidiary entered into in the ordinary course of business, agreements for the purchase of federal funds and repurchase agreements;

     (c) All agreements, loans, contracts, leases, guaranties, letters of credit, lines of credit or commitments of FDB or any of the FDB Subsidiaries not referred to elsewhere in this Section which:

               (i) involve payment by FDB or any FDB Subsidiary (other than as disbursement of loan proceeds to customers) of more than $50,000;

               (ii) involve payments based on profits of FDB or any FDB Subsidiary;

               (iii) relate to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes;

               (iv) were not made in the ordinary course of business; or

               (v) materially affect the business or financial condition of FDB or any FDB Subsidiary;

     (d) All profit sharing; group insurance; hospitalization; stock option; pension; retirement; bonus; deferred compensation; stock bonus; stock purchase; collective bargaining agreements, contracts or arrangements under which pensions, deferred compensation or other retirement benefits are being paid or may become payable respectively by FDB or any FDB Subsidiary; or other employee welfare or benefit agreements, plans or arrangements established, maintained, sponsored or undertaken by FDB or any FDB Subsidiary for the benefit of its respective officers, directors or employees, including each trust or other agreement with any custodian or any trustee for funds held under any such agreement, plan or arrangement (collectively, the "FDB Employee Benefit Plans"), and, in respect to any of them, the latest reports or forms, if any, filed with the Department of Labor and Pension Benefit Guaranty Corporation under ERISA, any current financial or actuarial reports and any currently effective IRS private rulings or determination letters obtained by or for the benefit of FDB or any FDB Subsidiary;

     (e) All leases or licenses of FDB or any FDB Subsidiary with respect to personal property, whether as lessee or licensee, with annual rental or other payments due thereunder in excess of $20,000;

     (f) All employment and consulting contracts to which FDB or any FDB Subsidiary is a party (except for ordinary oral employment contracts with employees of FDB or any FDB Subsidiary creating at will employment relationships); and

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     (g)  The name and annual salary as of January 1, 1999, of each director, officer or employee of FDB or any FDB Subsidiary.

     Copies of each document, plan or contract listed and described in
Schedule 5.10 of the FDB Book of Schedules are appended to such Schedule and included in the FDB Book of Schedules.

     Section 5.11 Disclosures. No representation or warranty made herein by FDB contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein under the circumstances under which they were made not misleading. Except as and to the extent reflected or reserved against in FDB's audited financial statements for the year ended December 31, 1998, referenced in Section 5.9 above, or the Subsequent FDB Financial Statements, neither FDB nor any FDB Subsidiary has, and with respect to the Subsequent FDB Financial Statements (as such term is defined in Section 7.3) will not have, any liabilities or obligations, of any nature, secured or unsecured, (whether accrued, absolute, contingent or otherwise) including, without limitation, any tax liabilities due or to become due, which would reasonably be expected to have a Material Adverse Effect on FDB.

     Section 5.12 Effect of Agreement. The execution, delivery and performance of this Agreement by FDB and the consummation by it of the transactions contemplated hereby do not: (a) require the consent, waiver, order, registration, qualification, approval, license or authorization of any Person, court, regulatory authority or other governmental body, other than as specifically contemplated by this Agreement and as may be required in connection or in compliance with the provisions of the BCA, the Delaware Code, the BHCA and the Illinois Act; (b) violate, with or without the giving of notice or the passage of time or both, in any material respect any provision of law applicable to it; (c) conflict with or result in a breach of any terms of its certificate of incorporation or bylaws, or any material mortgage, deed of trust, license, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or other restriction of any kind or character, to which FDB or any FDB Subsidiary is a party or by which it or any of its respective assets may be bound; (d) give to others any right to accelerate or terminate, or result in acceleration or termination of, any such agreement or instrument; (e) result in termination of any provision of any such agreement or instrument; or (f) result in the creation of any lien, charge or encumbrance upon any of the property or assets of FDB or any FDB Subsidiary.

     Section 5.13 Books and Records. The books and records of FDB and the FDB Subsidiaries are in all material respects complete and correct and accurately reflect the basis for the respective financial condition and results of operations of FDB and the FDB Subsidiaries set forth in the FDB Financial Statements.

     Section 5.14 Taxes. Each of FDB and the FDB Subsidiaries has filed with the appropriate governmental agencies all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports required to be filed by it. Except as set forth on
Schedule 5.14 of the FDB Book of Schedules, neither FDB nor any FDB Subsidiary is: (a) delinquent in the payment of any taxes shown on such returns or reports or on

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any assessments received by it for such taxes; (b) aware of any pending or threatened examination for income taxes for any year by the IRS or any state tax agency; (c) subject to any agreement extending the period for assessment or collection of any federal or state tax; or (d) a party to any action or proceeding nor has any claim been asserted against it by any governmental authority for assessment or collection of taxes. None of the tax liabilities of FDB or any FDB Subsidiary has ever been audited by the IRS or any state tax agency for any period since January 1, 1994. Other than non-material items related to real estate tax assessments, neither FDB nor any FDB Subsidiary is, to the knowledge of FDB, a party to any threatened action or proceeding by any governmental authority for assessment or collection of taxes. The reserve for taxes in the audited financial statements of FDB for the year ended December 31, 1998, is adequate to cover all of the tax liabilities of FDB and the FDB Subsidiaries (including, without limitation, income taxes and franchise fees) that may become payable in future years in respect to any transactions consummated prior to December 31, 1998. Neither FDB nor any of the FDB Subsidiaries has and, to the best of FDB's knowledge, will not have any liability for taxes of any nature for or in respect of the operation of its business or ownership of its assets from December 31, 1998, up to and including the Effective Time, except to the extent reflected on the audited FDB Financial Statements for the year ended December 31, 1998, or on the Subsequent FDB Financial Statements or otherwise reflected in the books and records of FDB and the FDB Subsidiaries for the period following its then most recent of the Subsequent FDB Financial Statements.

     Section 5.15 Title to Properties. FDB either directly or indirectly owns all of the issued and outstanding capital stock of the FDB Subsidiaries free and clear of all liens and encumbrances of any kind whatsoever. Each of FDB and the FDB Subsidiaries has good and marketable title to all other assets and properties, whether real or personal, tangible or intangible, which it purports to own subject to no liens, mortgages, security interests, encumbrances or charges of any kind except: (a) as noted in the FDB Financial Statements or on Schedule 5.15 of the FDB Book of Schedules; (b) statutory liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings and for which appropriate reserves have been established and reflected on the FDB Financial Statements or will be reflected on the Subsequent FDB Financial Statements; (c) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements or otherwise incurred in the ordinary course of business; and (d) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held and which would not reasonably be expected to have a Material Adverse Effect on FDB. Each of FDB and the FDB Subsidiaries as lessee has the right under valid and subsisting leases to occupy, use, possess and control any and all of the respective properties leased by it.

     Section 5.16   Brokerage Commissions.  Except as disclosed in Schedule
5.16 of the FDB Book of Schedules, all negotiations relating to this Agreement and the transactions contemplated herein have been and will be carried on between FDB and BIF and its respective counsel, accountants and other representatives in such a manner that no actions of FDB or any FDB Subsidiary or any of its respective officers, agents or representatives shall give rise to any claim against FDB or BIF or any of its respective Affiliates for any brokerage commission, finder's fee, investment advisor's fee or other like payment.

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     Section 5.17   Certificate of Incorporation and Bylaws.  The copies of
the certificate of incorporation of FDB and FirsTech, the articles of association of FNB and the charter of First Trust and the bylaws of each of FDB, FirsTech, FNB and First Trust, as amended to date, are complete and correct and set forth in Schedule 5.17 of the FDB Book of Schedules.

     Section 5.18 Interim Events. Except as disclosed on Schedule 5.18 of the FDB Book of Schedules and as otherwise permitted hereunder, since December 31, 1998, neither FDB nor any of the FDB Subsidiaries has:

     (a) Suffered any changes having a Material Adverse Effect on FDB, or in the operation or conduct of the respective businesses of FDB or any of the FDB Subsidiaries;

     (b) Suffered any material damage, destruction or loss to any of its respective properties whether covered by insurance or not;

     (c) Declared any dividend or other distribution with respect to its stock (except for payment of dividends and distributions from any FDB Subsidiary to FDB or any other FDB Subsidiary), repurchased or redeemed shares of its stock, issued any shares of its stock or sold or agreed to issue or sell any of its stock or any right to purchase or acquire any such stock or any security convertible into such stock or taken any action to reclassify, recapitalize or split up its stock or issued any stock appreciation rights;

     (d) Granted or agreed to grant any increase in benefits payable or to become payable under any FDB Employee Benefit Plan;

     (e) Cancelled or compromised any debt or claim other than in the ordinary course of business;

     (f) Entered into any transaction, contract or commitment other than in the ordinary course of business;

     (g) Incurred any obligation or liability (fixed or contingent) other than obligations and liabilities incurred in the ordinary course of its respective business;

     (h) Mortgaged, pledged or subjected to a lien, security interest or other encumbrance any of its assets except to tax and other liens which arise by operation of law and with respect to which payment is not past due and except for pledges or liens: (i) required to be granted in connection with the acceptance by any FDB Subsidiary of government deposits; (ii) granted in connection with repurchase or reverse repurchase agreements; or (iii) otherwise incurred in the ordinary course of the conduct of its respective business;

     (i) Conducted its respective business in any manner other than substantially as it was being conducted prior to such time;

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     (j)  Leased, sold or otherwise disposed of any of its assets except in the ordinary course of business or leased, purchased or otherwise acquired from third parties any assets except in the ordinary course of business;

     (k) Except for the transactions contemplated by this Agreement, merged, consolidated or agreed to merge or consolidate with or into any other Person, or acquired or agreed to acquire any stock, equity interest or business of any other Person;

     (l) Agreed to enter into any transaction for the borrowing or loaning of monies, other than in the ordinary course of business; or

     (m) Increased the salary of any officer or the compensation or fees payable to any director, except for normal increases in the ordinary course of business or in accordance with any FDB Employee Benefit Plan, or entered into any employment contract with any officer or salaried employee or installed any employee welfare, stock option, profit sharing or other similar plan or arrangement.

     Section 5.19 Regulatory Filings. Each of FDB and the FDB Subsidiaries has filed in a timely manner all required filings with all proper regulatory agencies, including, but not limited to: (a) the SEC; (b) the Federal Reserve; (c) the OCC; (d) the FDIC and (e) the Commissioner. All such filings with such federal and state regulatory agencies were accurate and complete in all material respects as of the dates of the filings, and no such filing has made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Accurate and complete copies of each document filed by FDB with the SEC since January 1, 1999, are attached as Schedule 5.19 of the FDB Book of Schedules.

     Section 5.20 Compliance with Applicable Law. Each of FDB and the FDB Subsidiaries holds all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its respective business and where failure to do so would reasonably be expected to have a Material Adverse Effect on FDB. Each of FDB and the FDB Subsidiaries has complied in all material respects with all applicable federal, state and local statutes, ordinances, regulations, rules or requirements, and neither FDB nor any FDB Subsidiary is presently charged with, or to the knowledge of FDB, under governmental investigation with respect to, any actual or alleged material violations of any statute, ordinance, regulation or rule.

     Section 5.21 Compliance With ERISA. All of the employee benefit plans (as defined in Section 3(3) of ERISA) established or maintained by FDB or any of the FDB Subsidiaries, or to which FDB or any of the FDB Subsidiaries contributes are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective Time) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such employee benefit plans. For purposes of this Section, non-compliance with the Code and ERISA is material if such non-compliance would reasonably be expected to have a Material Adverse Effect on FDB. No such employee benefit

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plan has, or as of the Effective Time will have, any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which FDB or any of the FDB Subsidiaries would be liable to any Person under Title IV of ERISA if any such employee benefit plan were terminated as of the Effective Time, which amounts would be material to FDB and the FDB Subsidiaries taken as a whole. Such employee benefit plans are funded in accordance with Section 412 of the Code (if applicable). There would be no obligations which would be material to FDB and the FDB Subsidiaries taken as a whole under Title IV of ERISA relating to any such employee benefit plan that is a multi-employer plan if any such plan were terminated or if FDB or the FDB Subsidiaries withdrew from any such plan as of the Effective Time.

     Section 5.22 Compliance With Environmental Laws. Each of FDB and the FDB Subsidiaries has conducted its respective business in material compliance with all Environmental Laws. There are no pending or, to the knowledge of FDB, threatened actions or proceedings by any local municipality, sewerage district or other governmental entity against FDB or any of the FDB Subsidiaries with respect to the Environmental Laws and, to the knowledge of FDB, there is no basis or grounds for any such action or proceeding. No environmental clearances or other governmental approvals are required for the conduct of the business of FDB or any of the FDB Subsidiaries or the consummation of the transactions contemplated hereby. To the knowledge of FDB, neither FDB nor any of the FDB Subsidiaries is the owner of any interest in real estate on which any substances have been used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property, would require clean-up, removal or some other remedial action under any Environmental Laws.

     Section 5.23 Trust Administration. Each of FDB and the FDB Subsidiaries has properly administered, in all material respects, all accounts for which it acts as fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulations and common law. None of FDB or any FDB Subsidiary, or any director, officer or employee of FDB or any FDB Subsidiary has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

     Section 5.24 Loan Loss Reserve. The reserve for possible loan and lease losses shown on the March 31, 1999, Call Reports for FNB and First Trust, respectively in each case is adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable) as of March 31, 1999. The aggregate loan balances of FNB and of First Trust at such date in excess of such reserves are, to the best knowledge of FDB, and based on past loan loss experience, collectible in accordance with their terms.

     Section 5.25 Year 2000. Neither FDB nor any FDB Subsidiary has received, and FDB has no reason to believe that it or any FDB Subsidiary will receive, a rating of less than "satisfactory" on any Year 2000 Report of Examination conducted by the Commissioner, the

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OCC, the FDIC, the Federal Reserve or any other regulatory authority.
Schedule 5.25 of the FDB Book of Schedules contains complete and accurate copies of the plans of FDB and each FDB Subsidiary for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect FDB and its Subsidiaries. FDB, each FDB Subsidiary and their respective plans are in material compliance with the schedule set forth in the foregoing FFIEC statements and with the foregoing FFIEC guidelines.

     Section 5.26 Approval Delays. To the best of its knowledge, FDB knows of no reason why the granting of any of the regulatory approvals referred to in Section 12.2 would be denied or unduly delayed.

ARTICLE 6
COVENANTS OF BIF
     From and after the date hereof and until the Effective Time, BIF hereby covenants and agrees with FDB as follows:

     Section 6.1 Information, Access Thereto, Confidentiality. (a) FDB, its representatives and agents shall, at all times during normal business hours prior to the Closing Date, have full and continuing access to the facilities, operations, records and properties of BIF and the BIF Subsidiaries. FDB, its representatives and agents may, prior to the Closing Date, make or cause to be made such reasonable investigation of the operations, records and properties of BIF and the BIF Subsidiaries, including observation of any audit of, and examination of any audit work papers with respect to, BIF or any BIF Subsidiary, and of its and their financial and legal condition as FDB shall deem necessary or advisable to familiarize itself with such records, properties and other matters; provided, that such access or investigation shall not interfere unnecessarily with the normal operations of BIF or any of the BIF Subsidiaries. Upon request, each of BIF and the BIF Subsidiaries will furnish FDB or its representatives or agents, its attorneys' responses to auditors' requests for information, and such financial and operating data and other information reasonably requested by FDB developed by BIF or any of the BIF Subsidiaries, its auditors, accountants or attorneys (provided with respect to attorneys, such disclosure shall be limited to information that would not result in the waiver by BIF of any claim of attorney-client privilege), and will permit FDB, its representatives or agents to discuss such information directly with any individual or firm performing auditing or accounting functions for BIF or any of the BIF Subsidiaries, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to FDB or its representatives or agents. No investigation by FDB shall affect the representations and warranties made by BIF. This Section shall not require the disclosure of any information the disclosure of which to FDB would be prohibited by law.

     (b) Any confidential information or trade secrets received by BIF, its employees or agents in the course of the examination described in Sections 2.10(a) or 7.1 shall be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic

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or other media of any kind containing either such confidential information, or trade secrets or both shall be destroyed by BIF or, at FDB's request, returned to FDB in the event this Agreement is terminated as provided in
Section 13.1. Such information shall not be used by BIF or its agents to the detriment of FDB or any FDB Subsidiary.

     Section 6.2 Carry on in Regular Course. Each of BIF and the BIF Subsidiaries shall carry on its business diligently and substantially in the same manner as is presently being conducted and shall not make or institute any unusual or material change in its methods of doing business without the prior written consent of FDB. BIF shall, and shall also cause each of the BIF Subsidiaries to, unless otherwise consented to in writing in advance by
FDB:

     (a) Enter into loan transactions only in accordance with sound credit practices and only on terms and conditions which are not materially more favorable than those available to the borrower from competitive sources in transactions in the ordinary course of business and consistent with prudent banking practices and policies and regulations of applicable regulatory authorities, and in that connection, BIF will apprise FDB of all new credits or new lending relationships approved in excess of $1.0 million to any Person or Persons and his, her or their Affiliates from the date hereof to the Effective Time;

     (b) Maintain all of its assets necessary for the conduct of its business in good operating condition and repair, reasonable wear and tear and damage by fire or unavoidable casualty excepted, and maintain policies of insurance upon its assets and with respect to the conduct of its business in amounts and kinds comparable to that in effect on the date hereof and pay all premiums on such policies when due;

     (c) Use all reasonable efforts to preserve its present business organization intact, keep available the services of its present officers and employees and preserve its present relationships with Persons having business dealings with it;

     (d) Maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years and comply in all material respects with all laws and regulations applicable to it and to the conduct of its business;

     (e) Subject to the provisions of Section 6.9, make no amendment to its certificate of incorporation, charter or bylaws and enter into no merger or consolidation with, or sale of a significant portion of its assets to, any other Person;

     (f) Except as otherwise permitted or required by this Agreement, make no change in the number of shares of its capital stock issued and outstanding, grant or make no option, warrant, call, right, commitment or any other security or agreement of any character obligating it to issue any shares of its capital stock and issue no other securities or evidences of indebtedness, so long as any such permitted actions are taken prior to the Closing Date;

     (g) Except as otherwise permitted by this Agreement, make no increase in the compensation payable or to become payable by it to any employee except for normal periodic increases, and as may be required, or as is normal and customary based upon past practices over

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the last three (3) fiscal years, under the terms of any existing BIF Employee
Benefit Plan, so long as any such permitted actions are taken prior to the Closing Date;

     (h) Except as contemplated by Schedule 5.10(c)(i) of the FDB Book of Schedules, not make any investment of a capital nature exceeding $100,000 or aggregate investments of a capital nature exceeding $500,000;

     (i) Except as otherwise permitted or required by this Agreement and for modifications necessary to comply with any applicable law, rule or regulation, make no change in any BIF Employee Benefit Plan;

     (j) Cause BKI, consistent with BKI's past practices, to maintain a reserve for possible loan and lease losses which is adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable);

     (k)  Make no material change in any lease of real property;

     (l) File in a timely manner all required filings with all proper regulatory authorities and cause such filings to be true and correct in all material respects;

     (m) Enter into no employment, consulting or similar agreement or arrangement that is not terminable, without penalty or premium, on thirty
(30) days' notice or less;

     (n) File with the appropriate governmental agencies all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports required to be filed by it;

     (o) Enter into no lease of assets having annual rental payments in excess of $25,000 or such leases which in the aggregate have annual rental payments exceeding $100,000;

     (p) Except for the TIA Agreement, enter into no material contract that is not terminable, without penalty or premium, on thirty (30) days' notice or less; and

     (q) Purchase or sell any investment securities other than pursuant to its investment policy in the ordinary course of business.

     With respect to any written request by BIF for FDB's consent to any non-permitted action of BIF or any BIF Subsidiary described in this Section, BIF shall be entitled to conclusively presume FDB has consented to any such action unless BIF shall have received FDB's written objection to such action within five (5) Business Days of the date of FDB's receipt of such written request.

     Section 6.3 Subsequent BIF Financial Statements. As soon as available after the date hereof, BIF will furnish FDB copies of each filing made by BIF with the SEC subsequent to May 15, 1999, the monthly unaudited consolidated balance sheets and profit and loss statements

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of each of BKI and TIA Corp prepared for its internal use, BKI's Call Reports for each quarterly period completed prior to the Effective Time and all other financial reports or statements submitted to regulatory authorities after the date hereof, to the extent permitted by law (collectively, the "Subsequent
BIF Financial Statements"). The Subsequent BIF Financial Statements shall be prepared on a basis consistent with past accounting practices and shall fairly present the financial condition and results of operations for the dates and periods presented, subject in the case of unaudited financial statements to year-end audit adjustments (which changes in the aggregate would not reasonably be expected to be materially adverse). The Subsequent BIF Financial Statements will not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such financial statements misleading in any material respect.

     Section 6.4 Stockholders' Meeting. BIF shall cause a meeting of its stockholders to be held at the earliest practicable date after the Registration Statement (as defined below) has been declared effective by the SEC for the purpose of acting upon this Agreement. In connection with such stockholders' meeting and in accordance with the Delaware Code, BIF shall recommend to its stockholders the approval of this Agreement and the Merger and shall solicit proxies voting in favor thereof from its stockholders.

     Section 6.5 BIF Affiliate Undertaking. BIF shall use all reasonable efforts to furnish to FDB as soon as practicable after the date of this Agreement an undertaking in the form attached as Exhibit G executed by each Person who is identified by BIF as one of its Affiliates.

     Section 6.6 Dividends. Between the date of this Agreement and the Effective Time, BIF may continue to declare and pay to its stockholders, on dates consistent with its past practices, its normal quarterly cash dividend not to exceed $0.09 per share of BIF Common Stock, and shall declare, pay or make no other dividend or other distribution or payment in respect of, or redemption of, shares of BIF Common Stock, provided, however, that BIF shall not declare the record date for any dividend, or pay or make any such dividend or other distribution or payment, in the quarter in which the Effective Time shall occur. It is the intent of this Section to provide that the holders of BIF Common Stock will receive either payment of dividends on their shares of BIF Common Stock as permitted under this Section or the payment of cash dividends as the holders of the BIF Exchange Shares for the calendar quarter during which the Effective Time shall occur, but will not receive and will not become entitled to receive for the same calendar quarter both the payment of a permitted dividend as stockholders of BIF and the payment of a cash dividend as the holders of the BIF Exchange Shares. If BIF does not declare and pay permitted dividends on its BIF Common Stock in a particular calendar quarter because of BIF's reasonable expectation that the Effective Time would occur in such quarter wherein the holders of BIF Common Stock would have become entitled to receive cash dividends for such calendar quarter on the BIF Exchange Shares, and the Effective Time does not in fact occur in said calendar quarter, then, as a result thereof, BIF shall be entitled to declare and pay a permitted dividend on said shares of BIF Common Stock for said calendar quarter as soon as reasonably practicable.

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     Section 6.7    Environmental Matters.  FDB may in its discretion, prior
to the Closing, retain at its own expense an independent professional consultant to perform an environmental site assessment and render to FDB a report (an "Environmental Report") to determine if any real property in which BIF holds any interest contains or gives evidence that any violations of Environmental Laws have occurred on any such property. Neither FDB nor its independent professional consultant shall enter upon any such real property in which BIF or any BIF Subsidiary holds only a mortgagee's interest without the prior permission of BIF and the Person in possession thereof. BIF shall not withhold such permission unreasonably, and shall use all reasonable efforts to obtain such permission for FDB from the Person in possession of any such mortgaged real property for which FDB desires its independent professional consultant to conduct a site assessment. FDB shall have no duty to act upon any information produced by such reviews or investigations with or for the benefit of BIF, any BIF Subsidiary or any other Person, but shall provide such information to BIF as soon as practicable after such information becomes available to FDB.

     Section 6.8 Advice of Changes. Between the date hereof and the Closing Date, BIF shall promptly advise FDB in writing of any fact, change or event which, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact which, if existing or known at the date hereof, would have made any of the representations contained herein materially untrue, provided, however, that receipt of notice of such facts after the date of this Agreement shall have no effect on the truth and accuracy of the representations and warranties made in this Agreement as of the date hereof. BIF shall also provide to FDB copies of each written communication sent to its stockholders between the date of this Agreement and the Closing Date.

     Section 6.9 Exclusivity. Neither BIF, any BIF Subsidiary nor any of their respective directors, officers, employees, professional and financial advisors, representatives, agents and Affiliates shall, directly or indirectly, make, encourage, facilitate, solicit, initiate or assist any inquiries, proposals, offers or expressions of interest from, or provide any nonpublic information or access to BIF's or any BIF Subsidiary's premises to, or participate in any discussions or negotiations with, any Person (other than FDB and Newco and their directors, officers, employees, professional and financial advisors, representatives, agents and Affiliates) concerning or relating to (a) any merger, sale of assets not in the ordinary course of business, acquisition, business combination, change of control or other similar transaction involving BIF or any BIF Subsidiary, or (b) any purchase or other acquisition by any Person of five percent (5%) or more of the capital stock of BIF or of any capital stock of any BIF Subsidiary, or (c) any issuance by any BIF Subsidiary of any shares of its capital stock (collectively, a "Competing BIF Proposal"). BIF will promptly advise FDB of, and communicate to FDB the terms and conditions of, and the identity of the Person making, any Competing BIF Proposal, and will promptly furnish FDB with copies of any non-privileged documents provided to and received from such Person, and summaries of any other communications with respect to such Competing BIF Proposal. Upon the date of this Agreement, BIF will terminate all discussions and negotiations that it has heretofore engaged in or conducted with any other Person with respect to any of the above, and will cause its directors, officers, employees, professional and financial advisors, representatives, agents and Affiliates to also terminate the same. Notwithstanding the

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foregoing, BIF may engage in discussions or negotiations with, furnish nonpublic information concerning BIF and any BIF Subsidiary and their respective properties, assets and business, and grant access to the facilities of BIF and any BIF Subsidiary, to any Person that hereafter makes a Competing BIF Proposal that was not directly or indirectly, after the date hereof, made, encouraged, facilitated, solicited, initiated or assisted by BIF, any BIF Subsidiary or any of their respective directors, officers, employees, professional or financial advisors, representatives, agents or Affiliates (an "Unsolicited BIF Proposal"), but only to the extent that the BIF Board of Directors shall conclude in good faith on the basis of the written opinion of its outside counsel that the failure to take such actions would be inconsistent with its fiduciary duties, and then only if BIF provides FDB with prior written notice of its intent to take such actions and such notice summarizes all material terms of the Unsolicited BIF Proposal and identifies the Person making it.

     Section 6.10 Information Provided to FDB. BIF agrees that none of the information concerning BIF or any BIF Subsidiary or the Merger which is provided or to be provided by BIF or any BIF Subsidiary to FDB for inclusion or which is included in the Registration Statement or Proxy Statement-Prospectus and any other documents to be filed with any governmental authority in connection with the transactions contemplated by this Agreement will, at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement-Prospectus, and any amendments or supplements thereto, when mailed and at the time of the stockholder meetings referred to in Sections 6.4 and 7.4, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, BIF shall have no responsibility for the truth or accuracy of any information with respect to FDB or the FDB Subsidiaries or any of their affiliates or associates contained in the Registration Statement or the Proxy Statement-Prospectus.

     Section 6.11 Reasonable Efforts. Subject to the terms and conditions of this Agreement, BIF agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions set forth herein and to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with FDB. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Newco with full title to all properties, assets, rights, approvals, immunities and franchises of BIF, the proper officers and directors of BIF shall take all such necessary action.

     Section 6.12 Termination of BIF Rights Agreement. Prior to the Effective Time, BIF shall take all actions that may be necessary to terminate the Rights Agreement dated as of April 28, 1995, between BIF and BKI and to redeem all rights previously issued thereunder.

     Section 6.13 TIA Agreement. BIF agrees to diligently pursue the consummation of the transactions contemplated by the TIA Agreement prior to the Closing Date.

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ARTICLE 7
COVENANTS OF FDB
     From and after the date hereof and until the Effective Time, FDB hereby covenants and agrees with BIF as follows:

     Section 7.1 Information, Access Thereto, Confidentiality. (a) BIF, its representatives and agents shall, at all times during normal business hours prior to the Closing Date, have full and continuing access to the facilities, operations, records and properties of FDB and the FDB Subsidiaries. BIF, its representatives and agents may, prior to the Closing Date, make or cause to be made such reasonable investigation of the operations, records and properties of FDB and the FDB Subsidiaries, including observation of any audit of, and examination of any audit work papers with respect to, FDB or any FDB Subsidiary, and of its and their financial and legal condition as BIF shall deem necessary or advisable to familiarize itself with such records, properties and other matters; provided, that such access or investigation shall not interfere unnecessarily with the normal operations of FDB or any of the FDB Subsidiaries. Upon request, each of FDB and the FDB Subsidiaries will furnish BIF or its representatives or agents, its attorneys' responses to auditors' requests for information, and such financial and operating data and other information reasonably requested by BIF developed by FDB or any of the FDB Subsidiaries, its auditors, accountants or attorneys (provided with respect to attorneys, such disclosure shall be limited to information that would not result in the waiver by FDB of any claim of attorney-client privilege), and will permit BIF, its representatives or agents to discuss such information directly with any individual or firm performing auditing or accounting functions for FDB or any of the FDB Subsidiaries, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to BIF or its representatives or agents. No investigation by BIF shall affect the representations and warranties made by FDB. This Section shall not require the disclosure of any information the disclosure of which to BIF would be prohibited by law

     (b) Any confidential information or trade secrets received by FDB, its employees or agents in the course of the examination described in Sections 2.10(b) or 6.1 shall be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing either such confidential information, or trade secrets or both shall be destroyed by FDB or, at BIF's request, returned to BIF in the event this Agreement is terminated as provided in Section 13.1. Such information shall not be used by FDB or its agents to the detriment of BIF or any BIF Subsidiary.

     Section 7.2 Carry on in Regular Course. Each of FDB and the FDB Subsidiaries shall carry on its business diligently and substantially in the same manner as is presently being conducted and shall not make or institute any unusual or material change in its methods of doing business without the prior written consent of BIF. FDB shall, and shall also cause each of the FDB Subsidiaries to, unless otherwise consented to in writing in advance by
BIF:

     (a) Enter into loan transactions only in accordance with sound credit practices and only on terms and conditions which are not materially more favorable than those available to the

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borrower from competitive sources in transactions in the ordinary course of business and consistent with prudent banking practices and policies and regulations of applicable regulatory authorities, and in that connection, FDB will apprise BIF of all new credits or new lending relationships approved in excess of $1.0 million to any Person or Persons and his, her or their Affiliates from the date hereof to the Effective Time;

     (b) Maintain all of its assets necessary for the conduct of its business in good operating condition and repair, reasonable wear and tear and damage by fire or unavoidable casualty excepted, and maintain policies of insurance upon its assets and with respect to the conduct of its business in amounts and kinds comparable to that in effect on the date hereof and pay all premiums on such policies when due;

     (c) Use all reasonable efforts to preserve its present business organization intact, keep available the services of its present officers and employees and preserve its present relationships with Persons having business dealings with it;

     (d) Maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years and comply in all material respects with all laws and regulations applicable to it and to the conduct of its business;

     (e) Subject to the provisions of Section 7.9, make no amendment to its certificate of incorporation, articles of association, charter or bylaws and enter into no merger or consolidation with, or sale of a significant portion of its assets to, any other Person;

     (f) Except as otherwise permitted or required by this Agreement, make no change in the number of shares of its capital stock issued and outstanding, grant or make no option, warrant, call, right, commitment or any other security or agreement of any character obligating it to issue any shares of its capital stock and issue no other securities or evidences of indebtedness, so long as any such permitted actions are taken prior to the Closing Date;

     (g) Except as otherwise permitted by this Agreement, make no increase in the compensation payable or to become payable by it to any employee except for normal periodic increases, and as may be required, or as is normal and customary based upon past practices over the last three (3) fiscal years, under the terms of any existing FDB Employee Benefit Plan, so long as any such permitted actions are taken prior to the Closing Date;

     (h) Not make any investment of a capital nature exceeding $100,000 or aggregate investments of a capital nature exceeding $500,000;

     (i) Except as otherwise permitted by this Agreement and for modifications necessary to comply with any applicable law, rule or regulation, make no change in any FDB Employee Benefit Plan, provided, however, that in a manner reasonably acceptable to BIF, FDB shall take all steps necessary as soon as practicable after the date of this Agreement to freeze all benefits under any defined benefit plan sponsored by FDB;

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     (j)  Cause each of FNB and First Trust, consistent with their respective past practices, to maintain a reserve for possible loan and lease losses which is adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable);

     (k)  Make no material change in any lease of real property;

     (l) File in a timely manner all required filings with all proper regulatory authorities and cause such filings to be true and correct in all material respects;

     (m) Enter into no employment, consulting or similar agreement or arrangement that is not terminable, without penalty or premium, on thirty
(30) days' notice or less;

     (n) File with the appropriate governmental agencies all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports required to be filed by it;
(o) Enter into no lease of assets having annual rental payments in excess of $25,000 or such leases which in the aggregate have annual rental payments exceeding $100,000;

     (p) Except for the TIA Agreement, enter into no material contract that is not terminable, without penalty or premium, on thirty (30) days' notice or less; and

     (q) Purchase or sell any investment securities other than pursuant to its investment policy in the ordinary course of business.

     With respect to any written request by FDB for BIF's consent to any non-permitted action of FDB or any FDB Subsidiary described in this Section, FDB shall be entitled to conclusively presume BIF has consented to any such action unless FDB shall have received BIF's written objection to such action within five (5) Business Days of the date of BIF's receipt of such written request.

     Section 7.3 Subsequent FDB Financial Statements. As soon as available after the date hereof, FDB will furnish BIF copies of each filing made by FDB with the SEC subsequent to May 15, 1999, the monthly unaudited consolidated balance sheets and profit and loss statements of each of FNB, First Trust and FirsTech prepared for their internal use, Call Reports of each of FNB and First Trust for each quarterly period completed prior to the Effective Time and all other financial reports or statements submitted to regulatory authorities after the date hereof, to the extent permitted by law (collectively, the "Subsequent FDB Financial Statements"). The Subsequent FDB Financial Statements shall be prepared on a basis consistent with past accounting practices and shall fairly present the financial condition and results of operations for the dates and periods presented, subject in the case of unaudited financial statements to year-end audit adjustments (which changes in the aggregate would not reasonably be expected to be materially adverse). The Subsequent FDB Financial Statements will not include any material assets or omit to state any material liabilities, absolute or contingent, or

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other facts, which inclusion or omission would render such financial statements misleading in any material respect.

     Section 7.4 Stockholders' Meeting. FDB shall cause a meeting of its stockholders to be held at the earliest practicable date after the Registration Statement has been declared effective by the SEC for the purpose of acting upon this Agreement. In connection with such stockholders' meeting and in accordance with the Delaware Code, FDB shall recommend to its stockholders the approval of this Agreement and the Merger and shall solicit proxies voting in favor thereof from its stockholders.

     Section 7.5 FDB Affiliate Undertaking. FDB shall use all reasonable efforts to furnish to BIF as soon as practicable after the date of this Agreement an undertaking in the form attached as Exhibit G executed by each Person who is identified by FDB as one of its Affiliates

     Section 7.6 Dividends. Between the date of this Agreement and the Effective Time, FDB may continue to declare and pay to its stockholders, on dates consistent with its past practices, its normal quarterly cash dividend not to exceed $0.15 per share of FDB Common Stock, and shall declare, pay or make no other dividend or other distribution or payment in respect of, or redemption of, shares of FDB Common Stock, provided, however, that FDB shall not declare the record date for any dividend, or pay or make any such dividend or other distribution or payment, in the quarter in which the Effective Time shall occur. It is the intent of this Section to provide that the holders of FDB Common Stock will receive either payment of dividends on their shares of FDB Common Stock as permitted under this Section or the payment of cash dividends as the holders of the FDB Exchange Shares for the calendar quarter during which the Effective Time shall occur, but will not receive and will not become entitled to receive for the same calendar quarter both the payment of a permitted dividend as stockholders of FDB and the payment of a cash dividend as the holders of the FDB Exchange Shares. If FDB does not declare and pay permitted dividends on its FDB Common Stock in a particular calendar quarter because of FDB's reasonable expectation that the Effective Time would occur in such quarter wherein the holders of FDB Common Stock would have become entitled to receive cash dividends for such calendar quarter on the FDB Exchange Shares, and the Effective Time does not in fact occur in said calendar quarter, then, as a result thereof, FDB shall be entitled to declare and pay a permitted dividend on said shares of FDB Common Stock for said calendar quarter as soon as reasonably practicable.

     Section 7.7 Environmental Matters. BIF may in its discretion, prior to the Closing, retain at its own expense an independent professional consultant to perform an environmental site assessment and render to BIF an Environmental Report to determine if any real property in which FDB holds any interest contains or gives evidence that any violations of Environmental Laws have occurred on any such property. Neither BIF nor its independent professional consultant shall enter upon any such real property in which FDB or any FDB Subsidiary holds only a mortgagee's interest without the prior permission of FDB and the Person in possession thereof. FDB shall not withhold such permission unreasonably, and shall use all reasonable efforts to obtain such permission for BIF from the Person in possession of any such mortgaged real property for which BIF desires its independent professional consultant to conduct a site

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assessment.  BIF shall have no duty to act upon any information produced by such reviews or investigations with or for the benefit of FDB, any FDB Subsidiary or any other Person, but shall provide such information to FDB as soon as practicable after such information becomes available to BIF.

     Section 7.8 Advice of Changes. Between the date hereof and the Closing Date, FDB shall promptly advise BIF in writing of any fact, change or event which, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact which, if existing or known at the date hereof, would have made any of the representations contained herein materially untrue, provided, however, that receipt of notice of such facts after the date of this Agreement shall have no effect on the truth and accuracy of the representations and warranties made in this Agreement as of the date hereof. FDB shall also provide to BIF copies of each written communication sent to its stockholders between the date of this Agreement and the Closing Date.

     Section 7.9 Exclusivity. Neither FDB, any FDB Subsidiary nor any of their respective directors, officers, employees, professional and financial advisors, representatives, agents and Affiliates shall, directly or indirectly, make, encourage, facilitate, solicit, initiate or assist any inquiries, proposals, offers or expressions of interest from, or provide any nonpublic information or access to FDB's or any FDB Subsidiary's premises to, or participate in any discussions or negotiations with, any Person (other than BIF and Newco and their directors, officers, employees, professional and financial advisors, representatives, agents and Affiliates) concerning or relating to (a) any merger, sale of assets not in the ordinary course of business, acquisition, business combination, change of control or other similar transaction involving FDB or any FDB Subsidiary, or (b) any purchase or other acquisition by any Person of five percent (5%) or more of the capital stock of FDB or of any capital stock of any FDB Subsidiary, or (c) any issuance by any FDB Subsidiary of any shares of its capital stock (collectively, a "Competing FDB Proposal"). FDB will promptly advise BIF of, and communicate to BIF the terms and conditions of, and the identity of the Person making, any Competing FDB Proposal, and will promptly furnish BIF with copies of any non-privileged documents provided to and received from such Person, and summaries of any other communications with respect to such Competing FDB Proposal. Upon the date of this Agreement, FDB will terminate all discussions and negotiations that it has heretofore engaged in or conducted with any other Person with respect to any of the above, and will cause its directors, officers, employees, professional and financial advisors, representatives, agents and Affiliates to also terminate the same. Notwithstanding the foregoing, FDB may engage in discussions or negotiations with, furnish nonpublic information concerning FDB and any FDB Subsidiary and their respective properties, assets and business, and grant access to the facilities of FDB and any FDB Subsidiary, to any Person that hereafter makes a Competing FDB Proposal that was not directly or indirectly, after the date hereof, made, encouraged, facilitated, solicited, initiated or assisted by FDB, any FDB Subsidiary or any of their respective directors, officers, employees, professional or financial advisors, representatives, agents or Affiliates (an "Unsolicited FDB Proposal"), but only to the extent that the FDB Board of Directors shall conclude in good faith on the basis of the written opinion of its outside counsel that the failure to take such actions would be inconsistent with its fiduciary duties, and then only if FDB provides BIF with prior written notice of its intent to take

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such actions and such notice summarizes all material terms of the Unsolicited
FDB Proposal and identifies the Person making it.

     Section 7.10 Information Provided to BIF. FDB agrees that none of the information concerning FDB or any FDB Subsidiary or the Merger which is provided or to be provided by FDB or any FDB Subsidiary to BIF for inclusion or which is included in the Registration Statement or Proxy Statement-Prospectus and any other documents to be filed with any governmental authority in connection with the transactions contemplated by this Agreement will, at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement-Prospectus, and any amendments or supplements thereto, when mailed and at the time of the stockholder meetings referred to in Sections 6.4 and 7.4, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, FDB shall have no responsibility for the truth or accuracy of any information with respect to BIF or the BIF Subsidiaries or any of their affiliates or associates contained in the Registration Statement or the Proxy Statement-Prospectus.

     Section 7.11 Reasonable Efforts. Subject to the terms and conditions of this Agreement, FDB agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions set forth herein and to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with BIF. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Newco with full title to all properties, assets, rights, approvals, immunities and franchises of FDB, the proper officers and directors of FDB shall take all such necessary action.

ARTICLE 8
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BIF
     The obligations of BIF under this Agreement are subject, unless waived by BIF, to the satisfaction of the following conditions on or prior to the Effective Time:

     Section 8.1 Representations and Warranties True at Effective Time. The representations and warranties made by FDB in this Agreement shall be true and correct on and as of the Effective Time with the same effect as though such representations and warranties had been made or given on and as of the Effective Time, except for changes contemplated by this Agreement, and except also for representations and warranties as of a specified time other than the Effective Time, which shall be true and correct in all material respects at such specified time. FDB shall have delivered to BIF a certificate of its President or any Vice President to the same effect.

     Section 8.2 Compliance With Agreement. FDB shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with prior

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to or at the Effective Time and FDB shall have delivered to BIF a certificate of its President or any Vice President to the same effect.

     Section 8.3 Opinion of Counsel for FDB. BIF shall have received from Howard & Howard Attorneys PC the opinion contemplated by Section 2.6(l), dated as of the Closing Date, addressed to BIF.

     Section 8.4 Proceedings and Documents Satisfactory. All proceedings, corporate or other, to be taken by FDB in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to counsel for BIF, and FDB shall have made available to BIF for examination the originals or true and correct copies of all records and documents relating to the business and affairs of FDB which BIF may reasonably request in connection with said transactions.

     Section 8.5 Statutory Requirements. This Agreement shall have been duly and validly authorized by the stockholders of FDB. Such stockholder approval shall have been obtained in conformity with all applicable laws at a meeting of stockholders for which proxies are solicited in compliance with applicable laws and requirements.

     Section 8.6 Litigation. Neither FDB nor any FDB Subsidiary shall be made a party to any actions, suits, proceedings, litigation or legal proceedings which, in the reasonable opinion of BIF, have or are likely to have a Material Adverse Effect on FDB, and no action, suit, proceeding or claim shall have been instituted, made or threatened by any Person relating to the Merger or the validity or propriety of the transactions contemplated by this Agreement which BIF reasonably believes will result in material damages or an order enjoining the Merger or a determination that FDB failed to comply with legal requirements of a material nature in connection with the Merger.

     Section 8.7 Accuracy of Financial Statements. The FDB Financial Statements and the Subsequent FDB Financial Statements, previously or subsequently furnished to BIF by FDB shall not be inaccurate in any material respect.

     Section 8.8 Absence of Certain Changes or Events. From the date hereof to the Effective Time, there shall be and have been no Material Adverse Change in FDB or any event or occurrence reasonably likely to result in a Material Adverse Change.

     Section 8.9 Consents and Approvals. Any consents or approvals required to be secured by the parties to this Agreement or otherwise reasonably necessary in the opinion of BIF to consummate the transactions contemplated by this Agreement shall have been obtained and shall be reasonably satisfactory to BIF.

     Section 8.10 Accrual of Costs. On or prior to the Closing Date, the sum of: (a) the cost of any benefits or contributions supplied or made or to be supplied or made through the Effective Time under any of the FDB Employee Benefit Plans; (b) the costs of any corrective action to bring any such plans into compliance with applicable law; (c) the aggregate cost of complying with any representation, warranty or covenant of FDB set forth in this Agreement;

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and (d) all transaction costs of FDB necessary to consummate the Merger, including, but not limited to, its share of organizational expenses of Newco and the aggregate professional fees of attorneys, accountants and financial advisors, in each case incurred or to be incurred by FDB through the Effective Time in connection with this Agreement or the Merger, shall be fully paid or accrued for in accordance with generally accepted accounting principles.

     Section 8.11 Loan Loss Reserve. At the Effective Time, the reserve for possible loan and lease losses of each FNB and First Trust shall be adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable) as of the Closing Date and the Effective Time.

     Section 8.12 Fairness Opinion. As of the date of this Agreement and prior to distribution of the Proxy Statement-Prospectus to the stockholders of BIF, BIF shall have received an opinion from Keefe, Bruyette & Woods, Inc. to the effect that the consideration to be received by BIF's stockholders in connection with the Merger, from a financial point of view, is fair to BIF's stockholders, and the same shall not have been withdrawn.

     Section 8.13 Employment Agreements. On or prior to the Closing Date, the Employment Agreements identified on Exhibit H, shall be amended in a manner, or replaced with a substitute agreement, in each case reasonably satisfactory to BIF to provide that the Merger, if consummated in accordance with the terms of this Agreement, will not constitute a "Change of Control" as defined in such agreements.

     Section 8.14 Environmental Reports. BIF shall have been granted acceptable access to any real property in which FDB or any FDB Subsidiary has an interest and for which BIF desired its independent professional consultant to prepare an Environmental Report, and the results of any Environmental Report rendered to BIF with respect to such real property shall have not disclosed any violation of Environmental Laws which would reasonably be expected to have a Material Adverse Effect on FDB.

ARTICLE 9
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF FDB
     The obligations of FDB under this Agreement are subject, unless waived by FDB, to the satisfaction on or prior to the Effective Time of the following conditions:

     Section 9.1 Representations and Warranties True at Effective Time. The representations and warranties made by BIF in this Agreement shall be true and correct on and as of the Effective Time with the same effect as though such representations and warranties had been made or given on and as of the Effective Time, except for changes contemplated by this Agreement, and except also for representations and warranties as of a specified time other than the Effective Time, which shall be true and correct in all material respects at such specified time. BIF shall have delivered to FDB a certificate of its President or any Vice President to the same effect.

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     Section 9.2    Compliance With Agreement.  BIF shall have performed and
complied with all of its obligations under this Agreement which are to be performed or complied with prior to or at the Effective Time and BIF shall have delivered to FDB a certificate of its President or any Vice President to the same effect.

     Section 9.3 Opinion of Counsel for BIF. FDB shall have received from Barack Ferrazzano Kirschbaum Perlman & Nagelberg the opinion contemplated by
Section 2.7(j), dated as of the Closing Date, addressed to FDB.

     Section 9.4 Proceedings and Documents Satisfactory. All proceedings, corporate or other, to be taken by BIF in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to counsel for FDB, and BIF shall have made available to FDB for examination the originals or true and correct copies of all records and documents relating to the business and affairs of BIF which FDB may reasonably request in connection with said transactions.

     Section 9.5 Statutory Requirements. This Agreement shall have been duly and validly authorized by the stockholders of BIF. Such stockholder approval shall have been obtained in conformity with all applicable laws at a meeting of stockholders for which proxies are solicited in compliance with applicable laws and requirements.

     Section 9.6 Litigation. Neither BIF nor any BIF Subsidiary shall be made a party to any actions, suits, proceedings, litigation or legal proceedings which, in the reasonable opinion of FDB, have or are likely to have a Material Adverse Effect on BIF, and no action, suit, proceeding or claim shall have been instituted, made or threatened by any Person relating to the Merger or the validity or propriety of the transactions contemplated by this Agreement which FDB reasonably believes will result in material damages or an order enjoining the Merger or a determination that BIF failed to comply with legal requirements of a material nature in connection with the Merger.

     Section 9.7 Accuracy of Financial Statements. The BIF Financial Statements and the Subsequent BIF Financial Statements, previously or subsequently furnished to FDB by BIF shall not be inaccurate in any material respect.

     Section 9.8 Absence of Certain Changes or Events. From the date hereof to the Effective Time, there shall be and have been no Material Adverse Change in BIF or any event or occurrence reasonably likely to result in a Material Adverse Change.

     Section 9.9 Consents and Approvals. Any consents or approvals required to be secured by the parties to this Agreement or otherwise reasonably necessary in the opinion of FDB to consummate the transactions contemplated by this Agreement shall have been obtained and shall be reasonably satisfactory to FDB.

     Section 9.10 Accrual of Costs. On or prior to the Closing Date, the sum of: (a) the cost of any benefits or contributions supplied or made or to be supplied or made through the Effective Time under any of the BIF Employee Benefit Plans; (b) the costs of any corrective

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action to bring any such plans into compliance with applicable law; (c) the aggregate cost of complying with any representation, warranty or covenant of BIF set forth in this Agreement; and (d) all transaction costs of BIF necessary to consummate the Merger, including, but not limited to, its share of organizational expenses of Newco and the aggregate professional fees of attorneys, accountants and financial advisors, in each case incurred or to be incurred by BIF through the Effective Time in connection with this Agreement or the Merger, shall be fully paid or accrued for in accordance with generally accepted accounting principles.

     Section 9.11 Loan Loss Reserve. At the Effective Time, the reserve for possible loan and lease losses of BKI shall be adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable) as of the Closing Date and the Effective Time.

     Section 9.12 Fairness Opinion. As of the date of this Agreement and prior to distribution of the Proxy Statement-Prospectus to the stockholders of FDB, FDB shall have received an opinion from ABN AMRO to the effect that the FDB Exchange Ratio is fair to FDB's stockholders from a financial point of view, and the same shall not have been withdrawn.

     Section 9.13 Employment Agreements. On or prior to the Closing Date, the Employment Agreements identified on Exhibit I shall be amended in a manner, or replaced with a substitute agreement, in each case reasonably satisfactory to FDB to provide that the Merger, if consummated in accordance with the terms of this Agreement, will not constitute a "Change of Control" as defined in such agreements.

     Section 9.14 Environmental Reports. FDB shall have been granted acceptable access to any real property in which BIF or any BIF Subsidiary has an interest and for which FDB desired its independent professional consultant to prepare an Environmental Report, and the results of any Environmental Report rendered to FDB with respect to such real property shall have not disclosed any violation of Environmental Laws which would reasonably be expected to have a Material Adverse Effect on BIF.

ARTICLE 10
CONDITIONS PRECEDENT TO OBLIGATIONS OF BOTH PARTIES

     Section 10.1 Registration Statement. The Registration Statement shall have become effective and no stop order suspending such effectiveness shall have been issued or threatened by the SEC that suspends the effectiveness of the Registration Statement and no proceeding shall have been commenced or be pending or overtly threatened for such purpose.

     Section 10.2 Other Approvals. All actions, consents or approvals, governmental or otherwise, which are, or in the opinion of counsel for BIF or FDB may be, necessary to permit or enable the Resulting Corporation upon and after the Merger, to conduct all or any part of the business of FDB or BIF, in the manner in which such activities and businesses are conducted up

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to the Effective Time, shall have been obtained without any conditions which in the reasonable opinion of BIF or FDB are materially adverse, and shall not have been withdrawn or stayed.

     Section 10.3 Orders, Decrees and Judgments. Consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

     Section 10.4 Regulatory Approvals. BIF, FDB and Newco shall have received any and all required approvals from the Federal Reserve and the Commissioner and any other necessary governmental authority, for the consummation of the transactions contemplated hereby.

     Section 10.5 Tax Opinion. Each of FDB and BIF shall have received from counsel, accountants or tax advisors reasonably acceptable to FDB and BIF an opinion dated as of the Closing Date to the effect that the Merger qualifies as a nontaxable reorganization within the meaning of Section 368(a) and related sections of the Code.

     Section 10.6 Pooling Letter. Each of FDB and BIF shall have received from accountants mutually acceptable to BIF and FDB a letter opining that Newco may properly account for the Merger as a pooling of interests.

ARTICLE 11
ADDITIONAL COVENANTS OF THE PARTIES

     Section 11.1 SEC Registration. Newco shall file with the SEC as soon as practicable after the execution of this Agreement, a Registration Statement on an appropriate form under the Securities Act covering Newco Common Stock to be issued pursuant to this Agreement and shall use all reasonable efforts to cause the same to become effective and thereafter, until the Effective Time or lawful termination of this Agreement, to keep the same effective and, if necessary, amend and supplement the same. Such Registration Statement and any amendments and supplements thereto are referred to herein as the "Registration Statement." The Registration Statement shall include a Proxy Statement-Prospectus thereto reasonably acceptable to BIF and FDB (the "Proxy Statement-Prospectus"), prepared by Newco, and reasonably acceptable to BIF and FDB, for use in connection with the meetings of the stockholders of BIF and FDB referred to in Sections 6.4 and 7.4, respectively, of this Agreement, all in accordance with the rules and regulations of the SEC. Newco shall, as soon as practicable after the execution of this Agreement, make all filings required to obtain all Blue Sky permits, authorizations, consents or approvals required for the issuance of the Newco Common Stock. In advance of any filing made under this Section, FDB and BIF and their respective counsel shall be provided with the opportunity to comment thereon, and FDB, BIF and Newco each agree promptly to advise each other and each other's counsel of any material communication received by it or its counsel from the SEC or any other regulatory authorities with respect to such filings.

     Section 11.2 Cooperation. Each of FDB and BIF and their respective Subsidiaries and Newco will fully and promptly cooperate with each other and their respective counsel and

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accountants in connection with any steps to be taken as part of their obligations under this Agreement.

     Section 11.3 Customer and Employee Relationships. Each of FDB and BIF agrees that its respective representatives may jointly:

     (a) participate in meetings or discussions with officers and employees of BIF and FDB and their Subsidiaries in connection with employment opportunities with Newco after the Effective Time; and

     (b) contact Persons having dealings with BIF or FDB or any of its respective Subsidiaries for the purpose of informing such Persons of the services to be offered by Newco after the Effective Time.

     Section 11.4 Pooling Treatment. The parties agree to cooperate and to take such actions as are reasonably necessary to permit Newco properly to account for the transaction contemplated by this Agreement as a pooling-of-interests.

     Section 11.5 Expenses. Except as otherwise provided herein, all costs and expenses incurred by a party hereto shall be borne by such party, including the fees of their respective accountants and attorneys. Organizational expenses of Newco and reasonable expenses incurred in its performance of this Agreement (but not including attorneys fees) shall be divided equally between BIF and FDB and shall be considered expenses of each for purposes of Sections 8.11 and 9.11.

     Section 11.6 Publicity. Prior to the Effective Time, the parties hereto will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other parties, except as may be required by law.

     Section 11.7 Newco Employee Benefits. FDB and BIF agree to cooperate to determine prior to the Closing the types of benefits to be offered after the Effective Time by Newco to former employees of BIF and FDB who become employees of Newco.

     Section 11.8 Director and Officer Liability Coverage. FDB and BIF agree to cooperate to attempt to obtain after the Effective Time directors' and officers' liability insurance coverage for the officers and directors of Newco, to the extent the same is economically practicable. Any such coverage shall be on substantially the same terms and conditions and provide the same coverage against personal liability for actions taken after the Effective Time as the most protective coverage which is currently provided to officers and directors of either BIF or FDB. Such coverage may be provided through an insurance policy or through an agreement by Newco to indemnify such officers and directors. FDB and BIF also agree to cooperate to attempt to obtain as of the Effective Time and to maintain in effect for a period of not less than three (3) years after the Effective Time directors' and officers' liability insurance coverage for the officers and directors of each of FDB and BIF with respect to actions taken by them prior to the Effective

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to the extent the same is economically practicable ("Tail Coverage").
Notwithstanding any such Tail Coverage, the parties further agree that after the Effective Time Newco will indemnify the current and past officers and directors of FDB and BIF for all actions taken by them prior to the Effective Time in their respective capacities as officers and directors of FDB and BIF to the same extent as the indemnification provided by FDB or BIF to its respective officers and directors as of the time immediately prior to the Effective Time.

     Section 11.9 Actions by Newco. Prior to the date hereof, FDB and BIF have incorporated Newco under Illinois law, and Newco has issued one half of Newco's capital stock to each of BIF and FDB. BIF and FDB agree that from and after the date hereof they shall each cause Newco to take all other corporate and other actions that are necessary for Newco to comply with its respective obligations under this Agreement and to effectuate the Merger and the other transactions contemplated by this Agreement.

     Section 11.10 Employment Agreement. FDB and BIF shall cause Newco to enter into an employment agreement, to become effective at the Effective Time, with Phillip Wise which will embody the terms set forth in Exhibit J hereto.

ARTICLE 12
REGULATORY APPROVALS

     Section 12.1 Initial Filings. FDB and BIF shall use all reasonable efforts to make as soon as practicable all appropriate initial filings necessary to obtain the regulatory approvals referred to in Section 12.2 at such time as they reasonably believe that such filings would be accepted and approved by the appropriate regulatory agencies. FDB and BIF shall in good faith pursue the regulatory approvals necessary to consummate the transactions contemplated in this Agreement. FDB and BIF and their respective counsel shall be provided with a copy of each application or document filed with federal or state regulatory officials to obtain such approvals.

     Section 12.2 Necessary Approvals. FDB and BIF shall mutually agree upon the parties who will have primary responsibility for preparation of the Registration Statement and for the necessary applications for regulatory approval of the transactions contemplated in this Agreement, including, but not limited to, the preparation of an application or any amendment thereto or any other required statements or documents filed or to be filed by any party with: (a) the Federal Reserve pursuant to the BHCA; and (b) any other party or governmental authority pursuant to any applicable law or regulation, for authority to consummate the transactions contemplated by this Agreement.
Each of FDB and BIF agrees to cooperate with the other and to use all reasonable efforts to assist the other in preparing the Registration Statement and such applications and in pursuit of such approvals.

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ARTICLE 13
TERMINATION AND ABANDONMENT

     Section 13.1 Termination of Agreement. This Agreement may be terminated only as set forth below:

     (a) by mutual consent of the Boards of Directors of BIF and FDB, each evidenced by appropriate written resolutions; or

     (b) by BIF by giving written notice of such termination to FDB, (i) if there has been (A) a material breach of any covenant herein (except for breaches of Section 7.4 or 7.9, which are separately addressed in Section 13.1(e)) on the part of FDB which has not been cured or adequate assurance of cure given, in either case within thirty (30) Business Days following notice of such breach from BIF, unless such breach or failure is a result of the failure by BIF to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date required hereunder; or (B) a breach of a representation or warranty of FDB herein which (individually or, together with other such breaches, in the aggregate) affect or could reasonably be expected to have a Material Adverse Effect on Newco following the consummation of the Merger, and which, in the reasonable opinion of the BIF Board of Directors, by its nature cannot be cured on or prior to the Termination Date, or (ii) if there shall have occurred after the date of this Agreement, any change in any law, rule or regulation, or after the date of this Agreement there shall have been any decision or action by any court, government or governmental agency (including, without limitation, any bank regulatory authority), that could reasonably be expected to prevent or delay consummation of the Merger beyond the Termination Date; or

     (c) by FDB by giving written notice of such termination to BIF, (i) if there has been (A) a material breach of any covenant herein (except for breaches of Section 6.4 or 6.9 which are separately addressed in Section 13.1(f)) on the part of BIF which has not been cured or adequate assurance of cure given, in either case within thirty (30) Business Days following notice of such breach from FDB, unless such breach or failure is a result of the failure by FDB to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date required hereunder; or (B) a breach of a representation or warranty of BIF herein which (individually or, together with other such breaches, in the aggregate) affect or could reasonably be expected to affect in a material and adverse manner the business and affairs of Newco, on a consolidated basis, following the consummation of the Merger, and which, in the reasonable opinion of the FDB Board of Directors, by its nature cannot be cured on or prior to the Termination Date, or (ii) if there shall have occurred after the date of this Agreement, any change in any law, rule or regulation, or after the date of this Agreement there shall have been any decision or action by any court, government or governmental agency (including, without limitation, any bank regulatory authority), that could reasonably be expected to prevent or delay consummation of the Merger beyond the Termination Date; or

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     (d)  by BIF or FDB, by giving written notice of such termination to the other party or parties, if (i) the Federal Reserve, the Commissioner or any other applicable governmental authority whose approval is required for consummation of the Merger has denied approval of the Merger and such denial has become final and nonappealable, (ii) any application, filing or notice for a regulatory approval has been withdrawn at the request or recommendation of the applicable governmental authority and a petition for rehearing shall not have been granted or an amended application shall not have been accepted for filing by the applicable governmental authority within the sixty (60) day period following such withdrawal, or (iii) the Effective Time shall not have occurred at or before 11:59 p.m. on the Termination Date, provided, however (and without limiting the applicability, if any, of the provisions of Section
13.2 below, with respect to the occurrence of any event described in clauses
(i) or (ii) above), that the right to terminate this Agreement under this
Section 13.1(d) shall not be available to any party hereto whose failure to fulfill any of its obligations (excluding warranties and representations) under this Agreement has been the cause of or resulted in the occurrence of the event described in clause (iii) above; or

     (e) by BIF, by giving written notice of such termination to FDB, and subject to the special termination fee set forth in Section 13.5(a), (i) if FDB breaches its obligations under Section 7.9, or (ii) if FDB breaches any of its obligations under Section 7.4 to call a stockholders' meeting to vote on, and to recommend to its stockholders to vote to approve, this Agreement and the transactions contemplated hereby, including the Merger; or

     (f) by FDB, by giving written notice of such termination to BIF, and subject to the special termination fee set forth in Section 13.5(b), (i) if BIF breaches its obligations under Section 6.9, or (ii) if BIF breaches any of its obligations under Section 6.4 to call a stockholders' meeting to vote on, and to recommend to its stockholders to vote to approve, this Agreement and the transactions contemplated hereby, including the Merger.

     (g) by BIF, by giving written notice of such termination to FDB, and subject to the special termination fee set forth in Section 13.5(c), if BIF receives an Unsolicited BIF Proposal that is determined in good faith by the BIF Board of Directors, after consultation with BIF's financial advisor, is on terms that are more favorable to the stockholders of BIF than the Merger and has a reasonable prospect of being consummated in accordance with its terms (a "Superior BIF Proposal"); provided, however, that BIF shall not be permitted to terminate this Agreement pursuant to this Section 13.1(g) unless BIF shall have given FDB five (5) Business Days' prior written notice thereof (or, if there are less than five (5) Business Days remaining prior to the Closing, written notice prior to the Closing) of its intent to so terminate this Agreement pursuant to this Section 13.1(g), together with a summary of the terms of, and the identity of the Person making, such Superior BIF Proposal; or

     (h) by FDB, by giving written notice of such termination to BIF, and subject to the special termination fee set forth in Section 13.5(d), if FDB receives an Unsolicited FDB Proposal that is determined in good faith by the FDB Board of Directors, after consultation with FDB's financial advisor, is on terms that are more favorable to the stockholders of FDB than the Merger and has a reasonable prospect of being consummated in accordance with its terms (a "Superior FDB Proposal"), provided, however, that FDB shall not be permitted to terminate this

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Agreement pursuant to this Section 13.1(h) unless FDB shall have given BIF five (5) Business Days' prior written notice thereof (or, if there are less than five (5) Business Days remaining prior to the Closing, written notice prior to the Closing) of its intent to so terminate this Agreement pursuant to this Section 13.1(h), together with a summary of the terms of, and the identity of the Person making, such Superior FDB Proposal; or

     (i) by BIF, by giving written notice of such termination to FDB, and subject to the special termination fee set forth in Section 13.5(b), if the fairness opinion provided for in Section 8.12 shall have been withdrawn prior to the Closing; or

     (j) by FDB, by giving written notice of such termination to BIF, and subject to the special termination fee set forth in Section 13.5(a), if the fairness opinion provided for in Section 9.12 shall have been withdrawn prior to the Closing; or

     (k)  by BIF as provided in Section 2.10(b); or

     (l)  by FDB as provided in Section 2.10(a).

     Section 13.2 Effect of Termination or Abandonment. In the event of the lawful termination of this Agreement and the abandonment of the Merger pursuant to Section 13.1, this Agreement shall become null and void, BIF shall bear all BIF Transactional Expenses, FDB shall bear all FDB Transactional Expenses, and there shall be no liability of one party to the other or any restrictions on the future activities on the part of any party hereto, or its directors, officers or stockholders, except for the obligations of BIF and FDB concerning confidentiality referred to in Sections
6.1 and 7.1, respectively, and except as provided under Sections 13.3, 13.4 and 13.5.

     Section 13.3 Payments to FDB. Subject to the further provisions of this Section, if: (a) FDB lawfully terminates this Agreement pursuant to
Section 13.1(c) or (f); or (b) BIF lawfully terminates this Agreement pursuant to Section 13.1(i), then in either case, BIF shall pay to FDB, upon its written demand, the FDB Transactional Expenses in an amount not to exceed $500,000, and an additional sum equal to $1,500,000 (the "BIF Base Termination Fee"), by wire transfer of immediately available funds to such account as FDB shall designate. Such sums shall constitute liquidated damages and the receipt thereof shall be the sole and exclusive remedy of FDB and the FDB Subsidiaries against BIF, the BIF Subsidiaries, and their respective officers, directors, employees and stockholders for any claims arising from or relating in any way to this Agreement or the transactions contemplated herein; provided, however, that nothing herein shall preclude or bar FDB from asserting or enforcing any such claim against any Person other than BIF, the BIF Subsidiaries and their respective officers, directors, employees and stockholders. Notwithstanding the foregoing, this Section 13.3 shall not require (x) BIF to pay any BIF Base Termination Fee or FDB Transactional Expenses if the Merger is not consummated as a result of the termination of this Agreement by the mutual consent of FDB and BIF pursuant to Section 13.1(a), or as a result of the lawful termination of this Agreement by FDB or BIF pursuant to Section 13.1(d), or as a result of the lawful termination of this Agreement by FDB pursuant to Section 2.10(a) or
Section 13.1(c)(ii); or (y) BIF to pay any BIF Base Termination Fee if the Merger is not consummated as a result of the lawful termination of this Agreement by FDB pursuant to Section 13.1(c)(i)(B), and such

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termination is based solely upon a material but unintentional breach by BIF of any representation or warranty, provided, however, in such event, BIF shall remain obligated to pay the FDB Transactional Expenses, but only up to a maximum amount of $250,000.

     Section 13.4 Payments to BIF. Subject to the further provisions of this Section, if: (a) BIF lawfully terminates this Agreement pursuant to
Section 13.1(b) or (e); or (b) FDB lawfully terminates this Agreement pursuant to Section 13.1(j), then in either case, FDB shall pay to BIF, upon its written demand, the BIF Transactional Expenses in an amount not to exceed $500,000, and an additional sum equal to $1,500,000 (the "FDB Base Termination Fee"), by wire transfer of immediately available funds to such account as BIF shall designate. Such sums shall constitute liquidated damages and the receipt thereof shall be the sole and exclusive remedy of BIF and the BIF Subsidiaries against FDB, the FDB Subsidiaries and their respective officers, directors, employees and stockholders for any claims arising from or relating in any way to this Agreement or the transactions contemplated herein; provided, however, that nothing herein shall preclude or bar BIF from asserting or enforcing any such claim against any Person other than FDB, the FDB Subsidiaries and their respective officers, directors, employees and stockholders. Notwithstanding the foregoing, this Section 13.4 shall not require (x) FDB to pay any FDB Base Termination Fee or BIF Transactional Expenses if the Merger is not consummated as a result of the termination of this Agreement by the mutual consent of FDB and BIF pursuant to Section 13.1(a), or as a result of the lawful termination of this Agreement by FDB or BIF pursuant to Section 13.1(d), or as a result of the lawful termination of this Agreement by BIF pursuant to Section 2.10(b) or
Section 13.1(b)(ii); or (y) FDB to pay any FDB Base Termination Fee if the Merger is not consummated as a result of the lawful termination of this Agreement by BIF pursuant to Section 13.1(b)(i)(B), and such termination is based solely upon a material but unintentional breach by FDB of any representation or warranty, provided, however, in such event, FDB shall remain obligated to pay the BIF Transactional Expenses, but only up to a maximum amount of $250,000.

     Section 13.5 Special Termination Fees (a) If this Agreement is lawfully terminated by BIF pursuant to Section 13.1(b)(i) or (e), or by FDB pursuant to Section 13.1(j), and within twelve (12) months after such termination FDB shall enter into a letter of intent or definitive written agreement with any Person (other than BIF and its Affiliates) with respect to an acquisition of not less than thirty-five percent (35%) of the outstanding shares of FDB Common Stock or all or substantially all of the assets of FDB or FNB, and after giving credit for any prior payment under Section 13.4, FDB shall pay to BIF, within ten (10) Business Days after the execution of such letter of intent or definitive agreement, the amount of $3.0 million plus the BIF Transactional Expenses up to $500,000 by wire transfer of immediately available funds to such account as BIF shall designate. Notwithstanding the foregoing, this Section 13.5(a) shall not apply in the event that BIF lawfully terminates this Agreement pursuant to Section 13.1(b)(i)(B) unless FDB intentionally breached or caused the applicable warranty or representation to be breached.

     (b) If this Agreement is lawfully terminated by FDB pursuant to Section 13.1(c)(i) or (f), or by BIF pursuant to Section 13.1(i), and within twelve
(12) months after such termination BIF shall enter into a letter of intent or definitive written agreement with any Person (other than FDB and its Affiliates) with respect to an acquisition of not less than thirty-five percent (35%) of the outstanding shares of BIF Common Stock or all or substantially all of the assets of BIF or BKI,

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and after giving credit for any prior payment under Section 13.3, BIF shall pay to FDB, within ten (10) Business Days after the execution of such letter of intent or definitive agreement, the amount of $3.0 million plus the FDB Transactional Expenses up to $500,000 by wire transfer of immediately available funds to such account as FDB shall designate. Notwithstanding the foregoing, this Section 13.5(b) shall not apply in the event that FDB lawfully terminates this Agreement pursuant to Section 13.1(c)(i)(B) unless BIF intentionally breached or caused the applicable warranty or representation to be breached.

     (c) If this Agreement is terminated by BIF pursuant to Section 13.1(g), and in lieu of any payment under Sections 13.3 or 13.5 (b), BIF shall pay to FDB, within ten (10) Business Days after the occurrence of any such termination by BIF pursuant to Section 13.1(g), the amount of $4.0 million plus the FDB Transactional Expenses up to $500,000 by wire transfer of immediately available funds to such account as FDB shall designate.

     (d) If this Agreement is terminated by FDB pursuant to Section 13.1(h), and in lieu of any payment under Sections 13.4 or 13.5(a), FDB shall pay to BIF, within ten (10) Business Days after the occurrence of any such termination by FDB pursuant to Section 13.1(h), the amount of $4.0 million plus the FDB Transactional Expenses up to $500,000 by wire transfer of immediately available funds to such account as BIF shall designate.

     (e) All payments made pursuant to this Section shall constitute liquidated damages and the receipt thereof shall be the sole and exclusive remedy of the receiving party against the party making such payment, its Affiliates and their respective directors, officers and stockholders for any claims arising out of or relating in any way to this Agreement or the transactions contemplated herein; provided, however, that nothing herein shall preclude or bar the party receiving such payment from asserting or enforcing any such claim against any Person other than the party making such payment, such party's Affiliates and their respective officers, directors, employees and stockholders.

ARTICLE 14
MISCELLANEOUS

     Section 14.1 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Illinois applicable to contracts made and wholly to be performed in such state without regard to conflicts of laws, except that the law of the state of Delaware shall apply to all matters of corporate law and except to the extent superseded by federal law.

     Section 14.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned, in whole or in part, by any of the parties hereto without the prior written consent of the other parties hereto and any purported assignment in violation hereof shall be void and of no effect.

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     Section 14.3   Amendment and Modification.  The parties may by written
agreement signed by FDB and FDB: (a) extend the time for the performance of any of the obligations or other acts of the parties hereto; (b) waive any inaccuracies in the representations or warranties contained in this Agreement or in any document delivered pursuant to this Agreement; and (c) waive compliance with or modify, amend or supplement any of the conditions, covenants, agreements, representations or warranties contained in this Agreement or waive or modify performance of any of the obligations of any of the parties hereto, which are for the benefit of the waiving party, provided, however, that no such modification, amendment or supplement agreed to after authorization of this Agreement by the stockholders of FDB or FDB shall affect the rights of such respective stockholders in any manner which is materially adverse to such stockholders. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     Section 14.4 Notices. All notices, requests and other communications hereunder shall be in writing (which shall include telecopier communication) and shall be deemed to have been duly given if delivered by hand or by overnight express delivery service, mailed certified or registered mail with first class postage prepaid or telecopied if confirmed immediately thereafter by also mailing a copy of any notice, request or other communication by certified or registered mail with first class postage prepaid:

     (a)  If to FDB or Newco, to:

          First Decatur Bancshares, Inc.
          130 N. Water Street
          Decatur, Illinois  62523-1376
          Attention:     John W. Luttrell
                         Chairman of the Board
          Telephone:     (217) 424-1111
          Telecopier:    (217) 425-8356

          with copies to:

          Howard & Howard Attorneys PC
          321 Liberty Street, Suite 200
          Peoria, Illinois  61602
          Attention:     Theodore L. Eissfeldt, Esq.
          Telephone:     (309) 672-1483
          Telecopier:    (309) 672-1568

          or to such other Person and place as FDB shall furnish to FDB in writing; or

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     (b)  if to BIF or Newco, to:

          BankIllinois Financial Corporation
          100 West University Avenue
          Box 128
          Champaign, Illinois  61820-3511
          Attention:     Gregory B. Lykins
                         Chairman of the Board
          Telephone:     (217) 351-6500
          Telecopier:    (217) 351-7188

          with copies to:

          Barack Ferrazzano Kirschbaum Perlman & Nagelberg
          333 West Wacker
          Suite 2700
          Chicago, Illinois  60606
          Attention:     James J. Brennan, Esq.
                         Dennis R. Wendte, Esq.
          Telephone:     (312) 984-3100
          Telecopier:    (312) 984-3220

          or to such other Person or place as FDB or FDB shall furnish to FDB or FDB shall furnish to FDB and FDB in writing. Except as otherwise provided herein, all such notices, requests or other communications shall be effective: (i) if delivered by hand, when delivered; (ii) if mailed in the manner provided in this Section, five (5) Business Days after deposit with the United States Postal Service; (iii) if delivered by overnight express delivery service, on the next Business Day after deposit with such service;
(iv) if by telecopier, on the next Business Day if also confirmed by mail in the manner provided in this Section.

     Section 14.5 Headings. The table of contents and the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions.

     Section 14.6 Entire Agreement. This Agreement and any documents executed by the parties pursuant to this Agreement and referred to herein constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, relating to such subject matter between the parties, except for the Joint Confidentiality Agreement between FDB and FDB dated July 9, 1999. This Agreement and every representation, warranty, covenant, agreement and provision hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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     Section 14.7   Severability.  Whenever possible, each provision of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement unless the consummation of the transactions contemplated hereby is adversely affected thereby.

     Section 14.8 Further Instruments. The parties hereto will, at or before the Effective Time, execute and deliver such further instruments as may be reasonably requested by any other party which are necessary to or appropriate with respect to the consummation of the transactions contemplated by this Agreement.

     Section 14.9 Counterparts. This Agreement and any amendments thereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 14.10 All Reasonable Efforts. Each party represents and warrants that it will use all reasonable efforts to bring about the transactions contemplated by this Agreement as soon as practicable provided that this Section shall not obligate FDB or FDB to remedy any breach of any of its representations, warranties and covenants herein. In the event that any party becomes aware of the occurrence or impending occurrence of any event which would constitute or cause a breach by it of any of the representations or warranties herein, or would have constituted or caused a breach by it of any of the representations or warranties herein, had such an event occurred or been known prior to the date hereof, said party shall immediately give detailed and written notice thereof to the other party.

     Section 14.11 Survival of Representations and Warranties. Except as otherwise expressly provided herein, the covenants, representations and warranties contained in this Agreement shall survive only until the Effective Time.

     Section 14.12 No Third Party Beneficiaries. This Agreement is not intended to and shall not create any rights in or confer any benefits upon any Person or entity other than the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first written above.

ATTEST:                                  FIRST DECATUR BANCSHARES, INC.


By:    /s/ Pete Grosso                   By:   /s/ John W. Luttrell
Name:  Pete Grosso                             John W. Luttrell
       Secretary                               Chairman


ATTEST:                                  BANKILLINOIS FINANCIAL CORPORATION

By:    /s/ Teresa M. Marsh               By:   /s/ Gregory B. Lykins
Name:  Teresa M. Marsh                         Gregory B. Lykins
       Secretary                               Chairman


ATTEST:                                  MAIN STREET TRUST, INC.

By:    /s/ Teresa M. Marsh               By:   /s/ Van A. Dukeman
Name:  Teresa M. Marsh                         Van A. Dukeman
       Secretary                               President


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